UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ZEBRA TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

To the Stockholders of
Zebra Technologies Corporation:

     The Annual Meeting of Stockholders of Zebra Technologies Corporation (the “Company”) will be held at 10:30 a.m., Central Time, on Thursday, May 22, 2008, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, for the following purposes:

(1)	To elect two directors;

(2)	To ratify the selection by the Audit Committee of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2008; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 27, 2008, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Noel Elfant
Secretary
Vernon Hills, Illinois
April 23, 2008

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061
(847) 634-6700
______________________

PROXY STATEMENT
______________________

     The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation (“Zebra” or the “Company”), for use at the Annual Meeting of Stockholders, and any adjournments thereof. The Annual Meeting will be held at 10:30 a.m., Central Time, on May 22, 2008, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois. Directions to attend the Annual Meeting in person are available at http://www1.hilton.com/enUS/hi/hotel/CHINBHF-Hilton-Northbrook-Illinois/index.do or by calling the Hilton Northbrook (847-480-7500). The Company is releasing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 23, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2008

The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the year ended December 31, 2007, are available at:
http://ww3.ics.adp.com/streetlink/ZBRA

VOTING SECURITIES; PROXIES; REQUIRED VOTE

     Voting Securities — The Board of Directors fixed the close of business on March 27, 2008, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the March 27, 2008 Record Date, the Company had outstanding 65,673,701 shares of Class A Common Stock, par value $.01 per share (“Common Stock”). Holders of Common Stock are entitled to one vote per share.

     Proxies — The Board of Directors of the Company selected Anders Gustafsson and Noel Elfant to serve as proxies for the Annual Meeting. Mr. Gustafsson is a director and the Chief Executive Officer of the Company. Mr. Elfant is Vice President, General Counsel and Secretary of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on May 21, 2008. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date or time (which can be done by mail, over the Internet or by telephone). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

     Required Vote — At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; and (2) the affirmative vote of holders of a majority of the votes cast affirmatively or negatively, in person or by proxy, is required to approve Proposal 2. Stockholders are not allowed to cumulate their votes in the election of directors.

     The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. In counting votes on the election of directors for which a plurality of votes cast is required, only votes “for” or “withheld” will be considered. Broker non-votes and other shares not voted will be treated as not voted in the election of directors. In counting votes on the ratification of the appointment of Ernst & Young LLP and on any other matter voted upon, a majority of votes is required, and broker non-votes and other shares not voted will not be counted as voted.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Board of Directors presently consists of seven directors, four of whom are independent under The NASDAQ Stock Market listing requirements, and two of whom are currently executive officers of the Company. Of the nominees for election as director, Mr. Gustafsson currently serves as a director of the Company and Mr. Ludwick is a new nominee. Messrs. Kaplan and Knowles will be retiring from the Board of Directors at the Annual Meeting, after which the Board of Directors will consist of six members if both nominees are elected.

     If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees that the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

     Nominees for Election as Directors — The Company has a Board of Directors that is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class III Directors expire at this Annual Meeting, and two directors will be elected at the Annual Meeting to serve as Class III Directors for a three-year term expiring at the Annual Meeting in 2011 or until their successors are duly elected and qualified. For the Annual Meeting, the Board of Directors has proposed the following nominees for election based on a recommendation by the Nominating Committee: Anders Gustafsson and Andrew K. Ludwick.

     In connection with his agreement to be nominated, if he is elected as a director, the Company will grant Mr. Ludwick (i) a stock option to purchase 18,000 shares of the Company’s Common Stock, which will vest in equal portions on each of the first four anniversaries of the grant date as long as Mr. Ludwick remains a director at that time, and (ii) an annual stock option to purchase 6,000 shares of the Company’s Common Stock that will vest in full on the first anniversary of the grant date as long as Mr. Ludwick remains a director at that time. The stock option grant to purchase 6,000 shares is intended to constitute a grant for the number of shares equal to the number of shares of each current non-employee director’s previously granted stock option and stock option to be granted in 2008, that will vest in 2009.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ANDERS GUSTAFSSON AND ANDREW K. LUDWICK TO SERVE AS DIRECTORS OF THE COMPANY.

     The following table sets forth information regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire
Nominees for Director
Class III Directors
Anders Gustafsson	47	Director and Chief Executive Officer	2007	2011	(1)
Andrew K. Ludwick	62	Director	N/A	2011
Continuing Directors
Class II Directors
Gerhard Cless	68	Director and Executive Vice President	1969	2010
Michael A. Smith	53	Director and Chairman	1991	2010
Class I Directors
Ross W. Manire	56	Director	2003	2009
Dr. Robert J. Potter	75	Director	2003	2009
____________________

(1)	Current term expires at this Annual Meeting.

     Nominees for Director

     Anders Gustafsson became Chief Executive Officer and a director of Zebra on September 4, 2007. Prior to joining Zebra Technologies, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company, from August 2004 until March 2007. Prior to Spirent, from June 2000 until July 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc. While at Tellabs, Mr. Gustafsson also served as President, Tellabs International, as well as President, Global Sales, and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc. Mr. Gustafsson has a Master of Science degree in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden, and an MBA from Harvard Business School.

     Andrew K. Ludwick is a new nominee for director. Mr. Ludwick has been a private investor since 1997. Mr. Ludwick served as Chief Executive Officer of Bay Networks, Inc., a communications networking company, from 1994 to 1996. From 1985 to 1994, Mr. Ludwick was founder, President and Chief Executive Officer of SynOptics Communications, Inc., a communications networking company. Mr. Ludwick holds a BA from Harvard College and an MBA from Harvard Business School. He is a member of the Board of Directors of Macrovision Corporation, a provider of technologies for the protection, enhancement and distribution of businesses’ digital goods.

     Continuing Directors

     Gerhard Cless is Executive Vice President, and has been in this position since 1998. Mr. Cless is a co-founder of Zebra and has served as a director since 1969. He served as Secretary of Zebra from its formation until 2005, and as Executive Vice President for Engineering and Technology of Zebra from 1995 to 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless served as Treasurer of Zebra from its formation until 1991. Since 1969, he has been active with Zebra, where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation’s printer division. Mr. Cless received an MSME degree from Esslingen, Germany, and did graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra’s 57,000 square foot product development and research facility, is named in honor of Mr. Cless.

     Ross W. Manire has been a director of Zebra since 2003. He is Chairman and Chief Executive Officer of ExteNet Systems, Inc. (formerly known as Clearlinx Network Corporation), a wireless networking company, a position held since September 2002. Previously, Mr. Manire was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from 2000 to 2002. He was President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics in September 2000. Prior to joining Chatham, he was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its merger with 3Com. Mr. Manire was also a partner at Ernst & Young LLP. He holds a BA degree from Davidson College and an MBA degree from the University of Chicago. He is a member of the Board of Directors of Eagle Test Systems, Inc., a manufacturer of high-performance automated test equipment, and the Board of Trustees of Davidson College. Mr. Manire is a member of the Audit Committee.

     Dr. Robert J. Potter has been a director of Zebra since 2003. Since 1990, he has been President and Chief Executive Officer of R. J. Potter Company, a Dallas-area firm providing business and technical consulting. From 1987 to 1990, Dr. Potter was President and CEO of Datapoint Corporation, a leader in network-based data processing. Prior to Datapoint, Dr. Potter was Group Vice President of Nortel Networks, Senior Vice President of International Harvester, President of the Office Systems Division of Xerox and Research Manager of International Business Machines Corporation. He graduated Phi Beta Kappa from Lafayette College with a BS in Physics and holds a Ph.D. degree in optics from the University of Rochester, specializing in fiber optics. He is a fellow of the Optical Society of America and has written more than 50 articles for various scientific, technical and business publications, including the first description of optical character recognition in an encyclopedia. He is a member of the Board of Directors of Molex, Incorporated, a designer and manufacturer of electrical connectors, terminals and related items. Dr. Potter is on the Board of Trustees of the Illinois Institute of Technology. He is Chair of the Compensation Committee.

     Michael A. Smith has served as a director of Zebra since 1991 and as Chairman since September 2007. Since January 2000, he has served as Chairman and Chief Executive Officer of FireVision LLC, a private investment company that he founded in December 1999. From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. Previously, he was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens; co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group; Managing Director, Corporate Finance Department, Bear, Stearns & Co.; and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA degree from the University of Chicago. Mr. Smith is the Chair of the Audit Committee and a member of the Nominating Committee.

     Retiring Directors

     Edward L. Kaplan has served as a director of Zebra since 1969 and will be retiring at the Annual Meeting. Mr. Kaplan was Zebra’s Chief Executive Officer and Chairman until his retirement in September 2007. He was a co-founder of Zebra and had served in those positions since 1969. He also served as President of Zebra from its formation in 1969 until 1995, from 1997 to 1998 (on an interim basis) and again from 2001 to 2002. Mr. Kaplan also served as Chief Financial Officer of Zebra from its formation until 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS degree in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi), and an MBA degree from the University of Chicago. He is an NDEA Fellow of Northwestern University. He is on the Board of Trustees of the Illinois Institute of Technology and serves on the Advisory Council of the Graduate School of Business at the University of Chicago.

     Christopher G. Knowles has served as a director of Zebra since 1991 and will be retiring at the Annual Meeting. Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions, Inc. from 1998 to 2000, and President and Chief Operating Officer from 1994 until 1996. In 1994, Insurance Auto Auctions, Inc. acquired Underwriters Salvage Company, a company Mr. Knowles joined in 1980 as its Chairman of the Board and Chief Executive Officer. In 1976, he became a Vice President of Allied Van Lines and later became Division Vice President in charge of Allied’s Household Goods Division, the largest division of that company. Mr. Knowles received his BA degree from Indiana University. He is Chair of the Nominating Committee and a member of the Audit and Compensation Committees.

CORPORATE GOVERNANCE

     Board and Committee Meetings in 2007 — The Board of Directors (the “Board”) met fourteen times during 2007. Each director attended at least 75% or more of the total number of meetings of the Board of Directors and the total number of meetings of the Board committees on which he served during 2007. As a general matter, Board members are expected to attend the Company’s annual meetings. All of the directors attended last year’s annual meeting.

     Board of Directors Committees — The Board of Directors has three standing committees composed entirely of independent directors, namely, the Nominating, Compensation and Audit Committees, as further described below. Charters for these Committees and the Board’s Corporate Governance Guidelines are available on the investor page of Zebra’s website at www.zebra.com. The Corporate Governance Guidelines address the Board’s composition, qualifications and functions, director education, minimum required stock ownership by directors, and management succession. Please note that the information on the Zebra website is not incorporated by reference in this Proxy Statement.

     The Board of Directors has determined that each of Messrs. Knowles, Manire, Potter and Smith is a non-employee director who meets the applicable independence requirements of the NASDAQ Marketplace Rules (“NASDAQ independence requirements”) and that, if elected, Mr. Ludwick will be a non-employee director who meets the NASDAQ independence requirements. The table below shows the current membership of each of the Board’s standing committees:

Independent Director	Nominating	Compensation	Audit
Knowles	Chair	Member	Member

Manire	Member		Member

Potter		Chair

Smith	Member		Chair

     Nominating Committee. The Nominating Committee is comprised of Messrs. Knowles, Chair, Manire (effective February 25, 2008), and Smith. In accordance with the listing requirements of The NASDAQ Stock Market, the Nominating Committee determines nominees for election to the Board of Directors. This Committee met five times in 2007.

     The Nominating Committee believes that candidates for Board membership must exhibit certain minimum characteristics: good business judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of a board member and management. Board members shall be independent thinkers, articulate and intelligent. The Nominating Committee’s Charter sets forth additional criteria that the Committee considers important, including experience as a board member of another publicly traded company, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

     In selecting candidates and approving nominees for open Board positions, the Nominating Committee will make every effort to ensure that the Board and its committees include at least the minimum number of independent directors, as that term is defined and as may be required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable standards promulgated by The NASDAQ Stock Market or the Securities and Exchange Commission (“SEC”), and any other applicable requirements.

     In addition, the Nominating Committee shall make every reasonable effort to ensure that at least one director be a financial expert, as that term is defined by Sarbanes-Oxley and applicable standards promulgated by The NASDAQ Stock Market and the SEC.

     The Company’s policy is not to discriminate on the basis of race, gender or ethnicity. The Nominating Committee is supportive of any qualified candidate who would also provide the Board with more diversity.

     The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate proposed candidates differently based on the source of the proposal. Stockholders who wish to suggest qualified candidates should provide notice of such recommended candidate to the Secretary of Zebra, at Zebra’s headquarters address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate’s due diligence of Zebra, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations.

     The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In recommending Mr. Ludwick for nomination to the Board of Directors, the Nominating Committee followed the above-described process and engaged a recognized third-party search firm to identify for consideration potential candidates based on the minimum characteristics and criteria set forth above. Mr. Ludwick was first identified to the Nominating Committee by this search firm.

     Compensation Committee. The Compensation Committee is comprised of Dr. Potter, Chair, and Mr. Knowles. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee also administers the 2006 Zebra Technologies Corporation Incentive Compensation Plan and its predecessor, the 1997 Stock Option Plan, and determines the timing, terms and number of awards granted pursuant to the 2006 Zebra Technologies Corporation Incentive Compensation Plan and its predecessor. This Committee met thirteen times in 2007.

     Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is comprised of Messrs. Smith, Chair, Knowles, and Manire. These three directors are independent in accordance with NASDAQ independence requirements, including the additional independence requirements applicable to Audit Committee members. This Committee met five times during 2007. The Board determined that Mr. Manire is an audit committee financial expert.

     Other Committees. The Board established two additional committees in 2007: the Facilities Committee and the Search Committee. Each Committee was comprised of the Company’s four independent directors. The Facilities Committee’s purpose was to evaluate the Company’s options with respect to its Vernon Hills facility in consideration of the facility’s landlord’s declared intention to sell such facility, as further described below in “Certain Relationships and Related Transactions.” The Search Committee’s purpose was to identify and select a new chief executive officer to replace Mr. Kaplan. Both committees were terminated in 2007 after the completion of the purposes for which they were created.

     Contacting the Board of Directors — Any stockholder who would like to contact members of the Board of Directors may do so by writing to the Office of the Secretary, Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061. Communications received in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

DIRECTOR COMPENSATION

     For 2007, the Company paid each of its independent directors an annual retainer, which was paid on a quarterly basis. Other than for the independent director that served as Chairman of the Board, the retainer for each independent director was $6,250 per quarter. The Company also paid its non-Chairman independent directors the following fees: $1,500 for each Board meeting; $1,000 for each Committee meeting that occurred on the day of a Board meeting; and $1,500 for each Committee meeting that did not occur on the day of a Board meeting. The Chairs of the Audit, Compensation, Facilities and Search Committees each received an additional $500 per Committee meeting. Upon Mr. Smith becoming Chairman of the Board on September 4, 2007, his annual retainer was increased to $30,000 per quarter and he continues to receive his regular fees for attending and chairing each Audit Committee meeting. The meeting fees described above were paid for meetings attended in person or by telephone.

     The Company also made a one-time payment to each of the independent directors for their service on the Search Committee. Each independent director received $75,000 for such service, except that Mr. Knowles, as Chair of the Search Committee, received $150,000.

     Pursuant to a March 2007 amendment to the Company’s 2005 Executive Deferred Compensation Plan, independent directors may now participate in such plan and elect to defer a portion of their compensation. Such plan is described below in “Non-Qualified Deferred Compensation.” Of the independent directors, only Mr. Smith deferred any compensation for 2007.

     Summary information regarding compensation paid to the independent directors for 2007 is set forth in the table below. The directors were also reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

2007 Director Compensation

	Fees Earned
	or Paid	Option
Name(1)	in Cash ($)	Awards ($)(2)	Total ($)
Christopher Knowles	$266,500	$57,848	$324,348
Ross Manire	$152,500	$57,848	$210,348
Robert Potter	$174,000	$57,848	$231,848
Michael Smith	$205,500	$57,848	$263,348

(1)	Aggregate number of shares underlying unexercised option awards outstanding on December 31, 2007, for each of the Company’s independent directors: Mr. Knowles: 47,000; Mr. Manire: 46,034; Dr. Potter: 47,534; and Mr. Smith: 45,500.

(2)	The amounts reflected represent the dollar amounts recognized for awards of stock options for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123(R). The independent directors were not granted any equity awards in 2007. Please refer to Note 3, “Stock Based Compensation,” of the Company’s consolidated financial statements for 2007 included in the Company’s Form 10-K for 2007, as filed with the Securities and Exchange Commission on March 1, 2008, for a discussion of assumptions relevant to the calculation of such amounts.

EXECUTIVE OFFICERS

     Set forth below is a table identifying the executive officers of the Company other than Messrs. Gustafsson and Cless. Information for Messrs. Gustafsson and Cless is included in the section “Election of Directors.”

Name	Age	Position
Veraje Anjargolian	63	Vice President and General Manager, Card Printer Solutions
John M. Dillon	58	Senior Vice President and General Manager, Enterprise Solutions Group
Noel Elfant	48	Vice President, General Counsel and Secretary
Hugh K. Gagnier	52	Senior Vice President, Business Development and Operations, Specialty Printer Group
Philip Gerskovich	51	Senior Vice President, Corporate Development
Todd R. Naughton	45	Vice President, Finance
Michael H. Terzich	46	Senior Vice President, Global Sales and Marketing, Specialty Printer Group
Joanne Townsend	54	Vice President, Human Resources
Charles R. Whitchurch	61	Chief Financial Officer and Treasurer

     Veraje Anjargolian became Vice President and General Manager of the Company’s Card Printer Solutions business unit in 2000. He joined Zebra in 1998, with the merger of Zebra and Eltron International, Inc., and served as Vice President of Card Printer Operations until appointment to his current position. Dr. Anjargolian joined Eltron in 1996 as general manager of the RJS division. Prior to joining Eltron, Dr. Anjargolian was a founding partner of Sara Electronics Corp., which developed PC communications and storage products. He was also associated with Rexon/WangDAT, Inc., where he managed the growth of new DAT tape drives and associated tape solution products, and with Wangtek, Inc., where he was responsible for the development and commercialization of several PC tape drives and associated controller cards. Educated in the UK, Dr. Anjargolian received a BS degree in Engineering from the University of Wales, an MS degree in Control Systems from the University of Manchester Institute of Science and Technology, and a Ph.D. in Electrical Engineering from the University of London. He also completed coursework for an MBA at the London Polytechnic School of Management.

     John M. Dillon became Senior Vice President and General Manager, Enterprise Solutions Group in December 2007, upon Zebra’s acquisition of Navis Holdings, LLC. From 2002 until the acquisition, he served as Chief Executive Officer of Navis LLC, a global solutions provider for managing logistics, assets, inventories and cargo flows across the supply chain. Previously, from 1999 to 2001, Mr. Dillon was the President and Chief Executive Officer of salesforce.com, a supplier of online customer relationship management, and from 1993 to 1999, he held positions with Hyperion Solutions (formerly known as Arbor Software), a vendor of enterprise software for business reporting, analysis and planning, including President and Chief Executive Officer from 1997 to 1999. Mr. Dillon also held management positions in sales and engineering for Oracle Corporation and Electronic Data Systems Corporation. Mr. Dillon earned a BS degree in engineering from the United States Naval Academy at Annapolis and an MBA degree from Golden Gate University.

     Noel Elfant is Vice President, General Counsel and Secretary of Zebra and has been with the company since 2003. He is also Zebra’s Chief Compliance Officer. From 2001 to 2003, he served as Associate General Counsel and Secretary of Philip Services Corporation, a company specializing in industrial engineering, environmental services and scrap metals. Prior to that, from 1990 to 2001, Mr. Elfant served in the Legal Department of Fortune Brands, Inc., a diversified consumer products company, most recently as Assistant General Counsel. Mr. Elfant began his career in the real estate and corporate and securities departments of the Chicago-based national law firm of McDermott, Will & Emery. Mr. Elfant earned his JD degree from Northwestern University School of Law and his BA degree from the University of California, Los Angeles.

     Hugh K. Gagnier became Senior Vice President, Business Development and Operations, of Zebra’s Specialty Printer Group business unit in July 2006, where he previously served as its Senior Vice President, Operations, since 2003. Mr. Gagnier joined Zebra as the Vice President and General Manager for its Camarillo operations upon the Company’s merger with Eltron International, Inc. in 1998. At Eltron, he was President from 1995 until its merger with Zebra, and Executive Vice President and Chief Operating Officer from 1994 until he became President. From 1991 to 1993, Mr. Gagnier was Group President of Wangtek and WangDAT, Inc., manufacturers of tape drives for automated data backup. Prior to his position as Group President, Mr. Gagnier served as President of Wangtek in 1991 and as Vice President of Engineering from 1988 to 1991. Prior to his tenure at Wangtek, Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions. Mr. Gagnier received a BS degree in Mechanical Engineering from the University of Southern California.

     Philip Gerskovich joined Zebra as Senior Vice President, Corporate Development, in 2005. Previously, Mr. Gerskovich was Corporate Vice President and General Manager of New Business, Commercial Printing Division for Eastman Kodak Company, a market leader in providing photographic and imaging products and services, from 2004 until he joined Zebra. From 1999 to 2003, he was Corporate Vice President and Chief Operating Officer, Digital and Applied Imaging, at Kodak. His previous positions included Vice President of Internet Appliance Business Unit, Data General Corp. from 1995 to 1998, Director, Server Product Marketing, Dell Inc., from 1994 to 1995, and Program Director OEM and Technology Marketing, RS/6000 Division, International Business Machines Corporation, from 1992 to 1994. Mr. Gerskovich received a BS degree in Computer Engineering from the University of Illinois.

     Todd R. Naughton became Vice President, Finance in April 2007. Mr. Naughton was Corporate Controller for Zebra from January 1999, when he joined the Company, until he became Vice President and Controller of Zebra in April 2000, a position he held until April 2007. From 1998 to 1999, he was Vice President—Financial Shared Services for Moore North America. Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from 1996 to 1998. His previous positions included Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to 1996), Assistant Controller and Manager of Financial Reporting of Uptown Federal Savings, FSB (1986 to 1988) and Staff Auditor, Ernst & Whinney (1984 to 1986). Mr. Naughton received a BS degree in Accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

     Michael H. Terzich became Senior Vice President, Global Sales and Marketing, Specialty Printer Group in July 2006. From December 2003 until July 2006 he served as Zebra’s Senior Vice President, Office of the CEO, and from September 2001 until December 2003, as Vice President and General Manager, Tabletop and Specialty Printers. Since joining Zebra in 1992, Mr. Terzich has held a variety of progressive roles including Vice President and General Manager Center of Excellence, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services. Prior to Zebra, he was the Director of Operations for a five-plant industrial video production and duplication company. Mr. Terzich earned his BS degree in Marketing from the University of Illinois and an MBA from Loyola University of Chicago.

     Joanne Townsend joined Zebra as Vice President, Human Resources, in March 2008. From March 2007 to March 2008, she was Vice President, Human Resources, Wireless Network Solutions Segment, for Andrew Corporation, a global designer, manufacturer, and supplier of communications equipment, services, and systems. From 1979 to March 2007, Ms. Townsend held various positions at Motorola, Inc., a wireless and broadband communications company, including Director, Human Resources of various Motorola organizations from 1994 to March 2007. Ms. Townsend earned a BA in Human Resources Management from DePaul University.

     Charles R. Whitchurch joined Zebra as Chief Financial Officer and Treasurer in 1991. From 1981 until 1991, he served as Vice President, Finance, of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University. Mr. Whitchurch also serves as a member of the board of directors of SPSS, Inc., a Chicago-based provider of predictive analytic and statistical tools software, where he is the designated financial expert and chairman of the audit committee.

     The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file forms regarding their ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the forms it has received, the Company believes that except as follows, during the year ended December 31, 2007, all of its officers, directors and 10% beneficial owners made required Section 16(a) filings on a timely basis. During 2007, Messrs. Elfant, Gagnier, Gerskovich, Naughton, and Terzich and Bruce Ralph (a former executive officer), each failed to timely file a Form 4 with respect to the sale of shares to cover the tax consequences of the vesting of restricted shares, and Mr. Dillon failed to timely file a Form 4 with respect to the purchase of shares. Each transaction was reported on a Form 4 which was filed late. In addition, Mr. Gagnier filed a Form 5 to report the acquisition of shares in 2004 pursuant to the Company’s employee stock purchase plan.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table presents, as of April 3, 2008, certain information with respect to the beneficial ownership of the Company’s Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each of the Named Officers (as defined below), (4) each nominee to become a director, who is not already a director, and (5) all directors and executive officers of the Company as a group.

	Class A Common Stock
Name and Address	Number		% of Shares(1)
More than 5% Stockholders
Neuberger Berman Inc. (2)	4,804,140	(2)	7.3%
Shapiro Capital Management LLC (3)	3,854,521	(3)	5.9%
Eminence Capital, LLC (4)	3,801,650	(4)	5.8%
Directors and Executive Officers
Edward L. Kaplan	1,228,947	(5)	1.9%
Carol K. Kaplan(6)	1,228,947	(7)	1.9%
Gerhard Cless	2,144,521	(8)	3.3%
Ruth I. Cless(6)	2,144,521	(9)	3.3%
Anders Gustafsson	56,250		*
Christopher G. Knowles	39,500	(10)	*
Ross W. Manire	40,034	(11)	*
Robert J. Potter	41,159	(12)	*
Michael A. Smith	46,850	(13)	*
Charles R. Whitchurch	21,102	(14)	*
Hugh K. Gagnier	159,910	(15)	*
Philip Gerskovich	25,557	(16)	*
Michael H. Terzich	29,107	(17)	*
All Executive Officers and Directors as a group (16 persons)	3,965,410		6.0%
Director Nominee
Andrew K. Ludwick	0		*
____________________

* Less than one percent.

(1)	The percentages in the table are based on the 65,673,701 shares of Common Stock outstanding as of March 27, 2008, adjusted to account for potential exercises of each person’s or group’s respective stock options, if applicable.

(2)	Consists of shares beneficially owned by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds, as reported on Schedule 13G filed on February 12, 2008 by such persons. Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various mutual funds. According to such Schedule 13G, each of Neuberger Berman Inc. and Neuberger Berman LLC had sole voting power with respect to 74,796 of these shares, shared voting power with respect to 4,022,194 shares, and shared dispositive power with respect to 4,804,140 shares; Neuberger Berman Management Inc. had shared voting power and shared dispositive power with respect to

4,022,194 shares; and Neuberger Berman Equity Funds had shared voting power and shared dispositive power with respect to 4,000,547 shares. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman, LLC, are also aggregated to comprise the holdings reported in such Schedule 13G, and the balance of shares reported, if any, are for the individual client accounts over which Neuberger Berman, LLC has shared power to dispose but not vote shares. The address of these stockholders is 605 Third Avenue, New York, New York 10158.

(3)	Consists of shares beneficially owned by Shapiro Capital Management LLC and Samuel R. Shapiro, as reported on a Schedule 13G filed on February 8, 2008 by such persons. According to such Schedule 13G, Shapiro Capital Management LLC is an investment adviser and one or more of its advisory clients is the legal owner of the shares. Shapiro Capital Management LLC has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the shares. Mr. Shapiro is the chairman, a director and majority shareholder of Shapiro Capital Management LLC, in which capacity he exercises dispositive power over the shares and, therefore, may be deemed to have indirect beneficial ownership over such securities. According to such Schedule 13G, Mr. Shapiro has no interest in dividends or proceeds from the sale of such shares, owns no such shares for his own account and disclaims beneficial ownership of all of the shares. The Schedule 13G reports that Shapiro Capital Management LLC had sole voting power with respect to 3.210,482 shares, shared voting power with respect to 644,039 shares, and sole dispositive power with respect to 3,854,251, and that the beneficial ownership reported by Mr. Shapiro and Shapiro Capital Management LLC related to the same shares. The address of these stockholders is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(4)	Consists of shares beneficially owned by Eminence Capital, LLC, Eminence GP, LLC and Ricky C. Sandler, as reported on a Schedule 13G filed on February 14, 2008 by such persons. Eminence Capital, LLC serves as the investment manager to several Eminence funds and partnerships and may be deemed to have voting and dispositive power over shares held for the accounts of the Eminence funds and partnerships. Eminence GP, LLC serves as general partner or manager with respect to the shares of Common Stock directly owned by the partnerships and certain of the funds and may be deemed to have voting and dispositive power over the shares held for the accounts of the partnerships and such funds. Ricky C. Sandler is the managing member of Eminence Capital, LLC and of Eminence GP, LLC and may be deemed to have voting and dispositive power with respect to the shares owned by the Eminence funds and partnerships, and individually with respect to certain family accounts and other related accounts over which Mr. Sandler has investment discretion. According to such Schedule 13G, Eminence Capital, LLC had shared voting power and shared disposition power with respect to 3,800,000 shares; Eminence GP, LLC had shared voting power and shared dispositive power with respect to 2,248,100 shares; and Mr. Sandler had shared voting power and shared dispositive power with respect to 3,800,000 shares and sole voting power and sole dispositive power with respect to 1,650 shares. The address of these stockholders is 65 East 55th Street, 25th Floor, New York, NY 10022.

(5)	Includes 219,203 shares issuable within 60 days upon exercise of options; 81,211 shares held by a foundation of which Mr. Kaplan and his wife, Carol, are each officers; and 301,662 shares held directly by Mrs. Kaplan, which may be deemed to be beneficially owned by Mr. Kaplan.

(6)	The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(7)	Includes 626,871 shares held directly by Mr. Kaplan; 219,203 shares issuable within 60 days upon exercise of options held directly by Mr. Kaplan; and 81,211 shares held by a foundation of which Mr. Kaplan and Mrs. Kaplan are each officers, all of which may be deemed to be beneficially owned by Mrs. Kaplan, but of which Mrs. Kaplan disclaims beneficial ownership.

(8)	Includes 1,679 shares held directly by Mr. Cless; 1,795,930 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary; 10,000 shares held by a foundation of which each of Mr. Cless and his wife, Ruth, are each one of six directors; 180,331 shares held by an irrevocable trust of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; and 156,581 shares held directly by Mrs. Cless which may be deemed to be beneficially owned by Mr. Cless.

(9)	Includes 156,581 shares held directly by Mrs. Cless; 1,795,930 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are each one of six directors; 180,331 shares held by an irrevocable trust of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; and 1,679 shares held directly by Mr. Cless which may be deemed to be beneficially owned by Mrs. Cless. Mrs. Cless disclaims beneficial ownership of the 1,679 shares held directly by Mr. Cless and the 1,795,930 shares held by the trusts of which Mrs. Cless is the trustee and Mr. Cless is the beneficiary.

(10)	Includes 35,000 shares of Common Stock issuable within 60 days upon exercise of options.

(11)	Includes 34,034 shares of Common Stock issuable within 60 days upon exercise of options.

(12)	Includes 35,534 shares of Common Stock issuable within 60 days upon exercise of options.

(13)	Includes 33,500 shares of Common Stock issuable within 60 days upon exercise of options.

(14)	Includes 13,273 shares of Common Stock issuable within 60 days upon exercise of options.

(15)	Includes 158,653 shares of Common Stock issuable within 60 days upon exercise of options.

(16)	Includes 25,557 shares of Common Stock issuable within 60 days upon exercise of options.

(17)	Includes 23,124 shares of Common Stock issuable within 60 days upon exercise of options and 5,479 shares held jointly with his wife.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised of two directors: Dr. Potter, Chair, and Mr. Knowles, each of whom is independent under current listing requirements of The NASDAQ Stock Market. The Compensation Committee establishes compensation policies and programs for the Company’s executive officers. It operates under a written charter adopted by the Board. The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” (“CD&A”) set forth below and based on its review and discussion with management has recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement and in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

Compensation Committee
Robert J. Potter, Chair
Christopher G. Knowles

COMPENSATION DISCUSSION AND ANALYSIS

     Committee Role

     The Compensation Committee (the “Committee”) described above in “Compensation Committee Report” establishes the Company’s compensation philosophy for all compensation (including equity compensation), compensation programs and the compensation for each executive officer, including the Chief Executive Officer (the “CEO”) and the other “Named Officers.” These Named Officers are the Company’s (1) principal executive officers during 2007, (2) principal financial officer, and (3) three other most highly compensated executive officers (calculated in accordance with applicable SEC rules) serving at the end of 2007. The Company’s Named Officers for 2007 were: Messrs. Anders Gustafsson (started as CEO on September 4, 2007), Edward L. Kaplan (retired as CEO on September 4, 2007), Charles R. Whitchurch, Hugh K. Gagnier, Philip Gerskovich and Michael H. Terzich.

     The Committee may retain independent consultants or other third parties and may seek the input of members of the Company’s management. Although it may have the authority to do so, it has not delegated its responsibility to perform its functions to any other party, including any member of the Committee or member of management.

     Compensation Philosophy

     The Company’s compensation programs are designed to reward executive officers for achieving individual, business unit and/or corporate performance goals, as further described below. In February 2008, the Committee formalized its compensation philosophy by adopting a Compensation, Benefits and Performance Management Philosophy (the “Compensation Philosophy”). The Compensation Philosophy, which applies to all employees of the Company, including the Named Officers, is summarized as follows:

     Importance of Compensation. The Company’s compensation of its employees supports the alignment of the Company’s business strategy with enhanced shareholder value. The objectives of the Company’s compensation, benefits, and performance management programs are to:

  Increase shareholder value through stock price growth and other financial measures,

  Encourage that employee actions balance short-term achievements with long-term success,

  Motivate behavior to attain the Company’s objectives, and

  Attract, retain, and reward high performing employees who contribute to the Company’s success.

     Competitive Compensation and Benefits. The Company aligns its compensation and benefits programs with those of publicly-traded companies of similar size in the high-tech industry. Competitive information may be supplemented by data from surveys of general industry practices for similar size firms.

     Compensation Mix. Certain compensation objectives are achieved through a pay-for-performance approach, inclusive of base salary, annual incentives, and long-term equity-based compensation targeted at the median of the market when target performance objectives are achieved, and targeted at superior pay when superior performance objectives are achieved. Actual pay will vary based upon the attainment of financial and individual performance objectives and experience levels.

     Purpose of Compensation Components. The three principal components of the Company’s compensation program are base salaries, annual cash bonuses, and long-term equity-based incentives. Each component of compensation serves a particular purpose.

     Annual base salaries are intended to compensate an individual’s performance of basic functions and responsibilities of the position and to recognize key skills and competencies of the individual. The Company’s annual cash bonuses are designed to motivate and reward employees for achieving or surpassing targeted results in key performance measures at the Company, business unit, and individual level. In general, the Company establishes such performance targets at levels it considers challenging but achievable.

     The Company grants its Named Officers and certain other employees long-term equity awards to reward successful creation of shareholder value and to motivate and retain top executive talent. The Company’s equity compensation plan allows flexibility in balancing time vested and performance vested grants. Under the Compensation Philosophy, equity awards are approved by the Committee based upon pre-approved equity grant guidelines, with grant levels balancing market median award amounts with actual individual performance.

     Compensation Components

     Consistent with prior years, the three principal components of the Company’s compensation program for executive officers for 2007 consisted of base salaries, annual cash bonuses based on the achievement of financial performance measures and long-term equity-based incentive awards.

     The Committee considered the historical aggregate compensation of each Named Officer and reviewed his compensation for 2007 on an aggregate basis. It determined that each compensation component serves particular objectives and, therefore, is considered independent of the other components. For 2007, the Committee determined each Named Officer’s compensation components, but it did not allocate total compensation among such components or among any other forms of compensation based on a larger compensation policy.

     In addition to the three principal compensation components referenced above, all Named Officers are eligible to participate in various employee benefit plans generally available to the Company’s U.S. salaried employees. See “Participation in Employee Benefits” below.

     Performance Evaluations

     In determining the Named Officers’ compensation with respect to their salaries and option awards, one factor considered by the Committee is the Named Officers’ respective individual performance evaluations. Individual performance criteria consist of a combination of objective and subjective personal goals.

     Individual performance evaluations for Named Officers, other than the CEO, for their respective performances during 2007, were conducted in accordance with the Company’s annual performance review process applicable to all salaried employees.

     At the beginning of the year, Mr. Kaplan, as the CEO at that time and the supervisor of the other Named Officers (except Mr. Gustafsson, who succeeded Mr. Kaplan), consulted with each other Named Officer and established the Named Officer’s individual performance goals for the year. Shortly after the year end, Mr. Gustafsson, as the CEO and the supervisor of the other Named Officers, evaluated each other Named Officer’s actual performance as measured against such Named Officer’s individual performance goals, taking into consideration various other factors such as the Named Officer’s performance of daily responsibilities, advancement and support of strategic initiatives for the Company or a business unit, and particular or general contributions to the overall management of the Company. The evaluations of the Named Officers, other than the CEO, were conducted on a subjective basis without specific weighting of any particular factors. The evaluations of such Named Officers’ actual individual performances relative to their pre-established performance goals were considered in conjunction with the many other factors discussed below, including experience levels, perceived potential, competitive compensation levels, general labor market conditions and the Company’s overall salary budget, in adjusting such Named Officers’ salaries or annual option awards. See “Base Salaries” and “Equity Awards,” below. At the beginning of 2008, Mr. Gustafsson, as the CEO and the supervisor of the other Named Officers consulted with each other Named Officer and established the Named Officer’s individual performance goals for the year.

     The CEO’s performance is evaluated by the full Board of Directors (“Board”) primarily on the basis of its subjective assessment of the Company’s overall effectiveness in executing its business strategies and delivering desired levels of financial performance and shareholder total return, but without specific weighting of any particular factors. In determining Named Officers’ compensation levels, the Committee feels that it is customary and appropriate that the CEO’s salary, bonus and equity compensation are greater in comparison to that of the other Named Officers. The CEO is the only executive with broad authority over the Company’s full range of operations. The duties and responsibilities of the Company’s CEO encompass all aspects of the Company’s management and operations. They are greater in scope and collectively more significant in nature than those of any other Named Officer, and the Committee believes that it is appropriate that the CEO’s compensation reflect this.

     New Chief Executive Officer Compensation

     Mr. Gustafsson’s compensation was not determined using the same processes that were used for Mr. Kaplan or the other Named Officers. The amount of each component of his compensation was negotiated as part of his employment agreement executed in connection with his being hired as the CEO of the Company effective September 4, 2007 (the “Gustafsson Employment Agreement”). The terms of the Gustafsson Employment Agreement were negotiated and agreed to by Mr. Gustafsson and the Board. The Board participated in and approved the hiring of Mr. Gustafsson and the Gustafsson Employment Agreement. In connection with the approval of the Gustafsson Employment Agreement, the Board considered market data that had been provided by The Delves Group (a compensation consulting firm), the historical compensation package of the Company’s CEO and Mr. Kaplan’s compensation prior to his retirement. In determining Mr. Gustafsson’s compensation, the Board placed special emphasis on tying his long-term incentive compensation to creation of stockholder value.

     Establishing Compensation Component Levels

     In connection with the determination of the Named Officers’ compensation levels for 2007, the Committee retained The Delves Group, a compensation consulting firm. The Delves Group presented market data and analysis to the Committee. The Committee used this information as a reference in making its compensation determinations, as further described below.

     Base Salaries. The Committee typically reviews the salaries of the Named Officers annually and may adjust the salaries based on individual performance, the position of the base salary within the established salary range, executive experience levels, competitive compensation levels, general labor market conditions, and the Company’s overall salary budget. In addition, the Committee may adjust Named Officers’ salaries prospectively, or in some cases retrospectively, during the year if they change positions within the Company or assume new responsibilities.

     The Committee determined 2007 annual base salaries for the Company’s Named Officers (other than Messrs. Kaplan and Gustafsson) in consultation with Mr. Kaplan. Mr. Kaplan’s base salary was determined by the independent members of the Board without his involvement. Mr. Gustafsson’s base salary was determined through negotiation between Mr. Gustafsson and the Board in connection with his hiring, and Mr. Gustafsson participated in establishing his salary insofar as it was a negotiated term of the Gustafsson Employment Agreement. In all cases, base salaries were determined based on the responsibilities and performance of the Named Officer, the performance of the Company relative to Company performance goals and/or the performance of the Named Officer’s business unit relative to the business unit’s performance goals.

     Non-CEO Named Officers. In connection with establishing the Named Officers’ (other than the CEO) annual salary adjustments, the Company’s human resources department provides merit increase percentage guidelines based on compensation survey data, its knowledge of competitive market practices and the Company’s salary budget. The merit increase percentage guidelines for all Named Officers’ (other than Messrs. Kaplan and Gustafsson) salary increases for 2007 was from 0% to 9.0%.

     The Company’s Vice President, Human Resources and the CEO then review and discuss the Named Officers’ salaries (other than the CEO). After considering the merit increase percentage guidelines and evaluating a Named Officer’s (other than the CEO) performance and the position of his current salary within his assigned salary range, the CEO, as each other Named Officer’s direct supervisor, makes a specific salary increase or decrease recommendation to the Committee.

     Each Named Officer’s (other than the CEO) actual salary adjustment, if any, is determined by the Committee, which may approve or modify the salary recommended by the CEO. In determining each such Named Officer’s salary adjustment, the Committee is provided with each Named Officer’s individual performance evaluation, merit increase percentage guidelines recommended by the human resources department, assigned salary range and current salary’s position within the assigned salary range.

     The assigned salary range used by the Committee to determine each Named Officer’s (other than the CEO) salary adjustment was determined, in part, by salary data provided in compensation surveys. The assigned salary range used by the Committee to determine salary adjustments in 2007 used updated salary data provided in a compensation survey compiled in April 2007 by The Delves Group. The Delves Group, which was engaged by the Committee, identified comparable companies and provided compiled data regarding the salary and bonus ranges and amounts for those comparable companies’ named officers without performing any analysis or making any recommendations. The Committee reviewed the comparative data presented by The Delves Group in making its compensation decisions. The comparable companies included in the compensation survey group for this purpose consisted of: Lexmark International Inc.; Symbol Technologies, Inc.; Scansource, Inc.; Waters Corp.; Brady Corp.; Paxar Corp.; Intermec Inc.; Checkpoint Systems Inc.; Polycom Inc.; Itron Inc.; Flir Systems Inc.; Electronics for Imaging, Inc.; Avocent Corp; Coherent Inc.; Emulex Corp.; RadiSys Corp.; Printronix Inc.; and Astro-Med Inc.

     The 2007 compensation survey contained compensation information for comparable executive positions at U.S.-based technology companies with net revenue, total assets, total equity and market capitalization that were generally comparable to the Company’s. In addition, the relative importance of each position to the Company was also considered in determining the salary range for each position. For 2007, the Committee determined a salary range for each Named Officer (other than Mr. Gustafsson), the midpoint of which approximated the median of base salaries provided to executives with similar responsibilities as reported in the 2007 survey (based on salaries paid predominantly in 2006) and adjusted to reflect an annual increase of 4%. For 2007, the salary range for all Named Officers (other than Mr. Gustafsson) measured from 77% to 123% of their respective midpoints for 2007.

     Based on individual considerations with respect to each Named Officer (other than the CEO) such as his experience and contributions to the Company, and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Committee endeavors to set each Named Officer’s salary within the assigned salary range.

     For the one-year period beginning April 2, 2007, the Committee set the salaries for the Named Officers (other than Messrs. Kaplan and Gustafsson) between 90% and 115% of the midpoints within their respective salary ranges, and their salaries increased between 4.0% and 5.5% over their respective salaries for the prior one-year period. The salaries of Messrs. Kaplan and Gustafsson are discussed below.

     Retired Chief Executive Officer. Mr. Kaplan’s salary was determined annually by the Committee based on the Board’s evaluation of his performance and the position of his salary at the time within his salary range. The CEO and the Vice President, Human Resources do not recommend an adjustment to the CEO’s salary as they do with respect to the other Named Officers’ salaries. For the one-year period beginning April 2, 2007, the Committee determined Mr. Kaplan’s assigned salary range, the midpoint of which approximated the median of base salaries provided to chief executive officers in the 2007 survey described above. Based upon its evaluation of Mr. Kaplan’s contributions to the Company and his importance to its continued growth, the Committee set his salary at 115% of his assigned salary range midpoint. In approving Mr. Kaplan’s 2007 annual base salary, the Committee also considered the performance of the Company during 2006. Mr. Kaplan was not present during any discussions involving his compensation. Based on the relatively high position of Mr. Kaplan’s salary within his assigned salary range, Mr. Kaplan did not receive a salary increase in 2007.

     New Chief Executive Officer. Mr. Gustafsson’s salary for 2007 was a negotiated term of the Gustafsson Employment Agreement, which was executed in connection with his being hired as the CEO of the Company effective September 4, 2007.

     Annual Cash Bonuses. The target bonus and bonus ranges under the annual bonus plan for each Named Officer other than the CEO are recommended by the CEO to the Committee, which reviews and approves them. The target bonus under the annual bonus plan for each Named Officer approximates the median of target cash bonuses for named officers with similar responsibilities as reported in the 2007 compensation survey (based on cash bonuses paid predominantly in 2006) described above and adjusted to reflect annual market changes. In 2007, the bonus range under the annual bonus plan for each Named Officer was consistent with the Compensation Philosophy and ranged between 0% and 200% of his target bonus level. The target bonus and bonus ranges recommended by the CEO and approved by the Committee are based on the Named Officer’s position within the Company, his individual performance evaluation, his perceived potential and contributions to the Company and the Committee’s subjective understanding of competitive practices in the marketplace with respect to annual bonuses. Any adjustments by the Committee made to the target level or ranges are based on its subjective determination after its consideration of all such factors. The target bonus and bonus range for the CEO is determined by the Committee after its consideration of the same factors.

     Annual cash bonuses under the annual bonus plan are paid, if at all, based on the achievement of financial performance goals established for each Named Officer. Also, the Compensation Committee has authority to award additional discretionary bonuses based on subjective criteria. For 2007, each of the Company’s Named Officers other than Mr. Gustafsson participated in the Company’s 2007 Management Bonus Plan (the “2007 Bonus Plan”). The amount of each Named Officer’s bonus under the 2007 Bonus Plan depended upon the level of attainment of his financial performance goals for the year. Each Named Officer’s target bonus under the 2007 Bonus Plan was based upon a percentage of the Named Officer’s actual base salary earnings during the calendar year. Target bonus percentages ranged from 45% to 80% of such Named Officers’ annual base salary earnings, depending upon their respective relative position within the Company. Generally, the target bonus percentage of base salary earnings is higher for executive officers in more senior positions and who have more responsibility.

     As discussed below, Mr. Gustafsson’s annual cash bonus was determined pursuant to the Gustafsson Employment Agreement.

     Messrs. Kaplan, Whitchurch and Gerskovich were eligible for annual cash bonuses under the 2007 Bonus Plan based on the Company’s achievement of specific Company Consolidated Income from Operations levels for 2007. Messrs. Gagnier and Terzich were eligible for annual cash bonuses under the 2007 Bonus Plan with 75% based on their assigned business unit’s achievement of specific Direct Operating Profit levels for 2007 and 25% based on Company Consolidated Income from Operations levels for 2007. Their assigned business unit is Specialty Printer Group. Company Consolidated Income from Operations and Direct Operating Profit are defined in the Glossary of Terms attached to this Proxy Statement.

     The Compensation Committee has historically (and in 2007) established the financial performance targets for the Named Officers in connection with the Company’s annual budgeting process so that the performance targets at which Named Officers receive 100% of their target bonuses correspond to the Company’s budgeted goals for the fiscal year. The Committee believes that since the Named Officers’ financial performance targets are identical to the Company’s budgeted goals, the Named Officers are incentivized to cause the Company to achieve its budgeted goals.

     The Company’s budgeted goals, and the Named Officers’ corresponding financial performance targets at which they receive 100% of their target bonuses under the annual bonus plans, have historically (including in 2007) been set at aggressive levels, which could be achieved only upon the delivery of financial results in excess of relevant anticipated industry averages. For 2007, the Company Consolidated Income from Operations target, at which bonuses would be calculated at the 100% level, was $182,634,000, and the Direct Operating Profit target for Messrs. Gagnier’s and Terzich’s assigned business unit, at which bonuses would be calculated at the 100% level, corresponded to the applicable budgeted amounts for 2007. The minimum performance level required to receive a bonus under the 2007 Plan was achievement of 86.7% of the applicable target. The maximum bonus payment (200% of target bonus) under the 2007 Plan required the achievement of 106.6% of the applicable target.

     Under the 2007 Bonus Plan, Messrs. Kaplan, Gerskovich and Whitchurch would have been entitled to annual cash bonuses at 3.62% of their targeted bonus amounts based on the actual Company Consolidated Income from Operations level for 2007, and Messrs. Gagnier and Terzich would have been entitled to annual cash bonuses at 56.65% of their targeted bonus amounts based on the actual Company Consolidated Income from Operations for 2007 and their assigned business unit’s actual Direct Operating Profit for 2007. However, discretionary bonuses were recommended by the CEO and granted by the Committee and paid to each of Messrs. Kaplan, Gerskovich and Whitchurch, such that their total annual bonuses for 2007 equaled 20% of their respective target bonuses under the 2007 Bonus Plan, and to Messrs. Gagnier and Terzich, such that their total annual bonuses for 2007 equaled 60.74% of their respective target bonuses under the 2007 Bonus Plan. In determining the discretionary bonuses, the CEO and the Committee recognized (i) management’s performance during a time of uncertainty resulting from the retirement of the Company’s co-founder and the transition to a new CEO, (ii) the completion of three acquisitions that form the business that the Company refers to as Zebra Enterprise Solutions, which positioned the Company for long-term growth, and (iii) the Company’s record sales and earnings achieved for 2007. Mr. Kaplan’s actual bonus was pro-rated based on the portion of 2007 that he served as CEO.

     Pursuant to the Gustafsson Employment Agreement, Mr. Gustafsson received a guaranteed bonus for calendar year 2007 equal to 100% of his portion of his base salary actually earned for 2007.

     Equity Awards

     Options. In 2007, the Company awarded its Named Officers options to purchase shares of its Common Stock under its stockholder-approved 2006 Zebra Technologies Corporation Incentive Compensation Plan. The Company awards stock options to provide long-term incentives related to stock appreciation and competitive compensation packages. The Committee believes it is important that all of its Named Officers have a direct incentive to create stockholder value over a long-term investment horizon. Prior to the 2007 stock option awards, the Company’s annual stock option awards usually vested over a five year period, with varying portions vesting on the first five anniversaries of the grant date. Based on equity award vesting data in the compensation survey by The Delves Group in April 2007, the Committee determined that the annual stock option awards in 2007 would vest over a four year period, with equal portions vesting on the first four anniversaries of the grant date. The Committee believes this vesting schedule is consistent with competitive market practices.

     The stock options granted to each Named Officer, other than to the CEO, are recommended to the Committee by the CEO and the Vice President, Human Resources as part of the Company’s grant of stock options to all eligible employees. For 2007, individual stock option grant recommendations were generally determined by calculating a targeted total number of shares underlying unvested stock options (“total option target level”) for the Named Officer and granting him an option for a number of shares (“annual option target level”) intended to provide the Named Officer, when combined with his existing unvested stock options, unvested options for a total number of shares that approximates the Named Officer’s total option target level. Each Named Officer’s total option target level is set by the Committee after consideration of several factors. The target level generally equals the net present value of five times the Named Officer’s base salary and is adjusted based on the Named Officer’s position within the Company, his individual performance evaluation, his perceived potential and contributions to the Company, target levels recommended by the CEO (with respect to Named Officers other than the CEO) and the Committee’s subjective understanding of competitive practices in the marketplace with respect to equity awards. Any adjustments by the Committee made to the total option target level are based on its subjective determination after its consideration of all such factors. The Committee did not use a benchmarking analysis in determining stock option awards in 2007.

     Historically, the Committee awarded stock option grants to the Named Officers during the first quarter of each year. In 2007, the Committee decided to award annual stock options in April. The Committee believed that awarding the stock options later in the year better aligns the award schedule with the Company’s internal budgeting and overall compensation review processes. In 2007, the Committee granted stock options to the Named Officers in April according to the revised stock option award schedule.

     For 2007, if a Named Officer was determined to have performed at a satisfactory level, he was eligible to receive a stock option award at his annual option target level. If he performed at a less than satisfactory level, he was eligible to receive a stock option award for between zero shares and his annual option target level. If he performed at a level significantly above his expected performance level, he was eligible to receive a stock option award at a level between the annual option target level and 1.67 times the annual option target level. The Committee may also take into account other factors, such as the Company’s performance, in adjusting stock option award levels. The Named Officers’ performance evaluation and other considerations used to increase or decrease a Named Officer’s annual stock option award are assessed by the Committee on a subjective basis.

     In 2007, the Committee awarded annual stock options to each Named Officer other than Mr. Kaplan (who did not receive any options) and Mr. Gustafsson (whose option awards are discussed below), based on the methodology described above. The value of the Named Officers’ (other than Mr. Gustafsson) 2007 annual stock option awards, after adjusting for individual performance and the other factors, resulted in annual stock option awards ranging from 100% to 133%, and averaging 118%, of their annual option target levels. Stock options awarded to Mr. Gustafsson in 2007 are discussed below.

     Unlike the other Named Officers, Mr. Kaplan did not receive annual stock option awards in 2007. Since Mr. Kaplan already owned a significant number of shares of the Company’s Common Stock and he had indicated his intent to retire in the near future, the Committee did not believe that stock options for additional shares were appropriate for Mr. Kaplan. The Company granted Mr. Kaplan stock options only one time, in 2005.

     Pursuant to the Gustafsson Employment Agreement, Mr. Gustafsson was granted a stock option to purchase 75,000 shares of the Company’s Common Stock that vests in equal installments on the first four anniversaries of the grant date. Also pursuant to the Gustafsson Employment Agreement, the Company granted him an additional stock option to purchase 168,750 shares of the Company’s Common Stock that will vest incrementally as long as Mr. Gustafsson is employed by the Company and based on the Company achieving various levels of “Total Shareholder Return” prior to the fifth anniversary of the Gustafsson Employment Agreement. “Total Shareholder Return” is calculated as (i) the closing per-share price of the Company’s Common Stock as reported on The NASDAQ Stock Market on any particular date, minus the closing per-share price of the Company’s Common Stock on the date of grant, plus the aggregate dividends paid on a share of the Company’s Common Stock since the date of grant, divided by (ii) the closing per-share price of the Company’s Common Stock as reported on The NASDAQ Stock Market on the date of grant. The Committee believes that the stock option grant both serves a retention purpose and aligns Mr. Gustafsson’s long-term interests with an increase in the Company’s stock price.

     Restricted Stock. To encourage the retention of executive officers after Mr. Kaplan’s announcement in September 2006 of his intention to retire from the Company, the Committee approved a special grant of restricted stock awards to the Company’s other executive officers. Mr. Gustafsson was not employed by the Company at the time. The restrictions on the restricted stock vested in October 2007. Given such 2006 restricted stock awards, the Separation Agreements discussed below under “Employment Agreements” and the September 2007 hiring of Mr. Gustafsson as CEO, the Committee did not believe that further special retention incentives were necessary to address the specific issues of the CEO transition. The 2006 restricted stock awards did not affect the other components of the Named Officers’ compensation.

     Pursuant to the Gustafsson Employment Agreement, Mr. Gustafsson was awarded 56,250 shares of restricted stock. The restricted stock will vest incrementally as long as Mr. Gustafsson is employed by the Company and based on the Company achieving various levels of Total Shareholder Return prior to the fifth anniversary of the Gustafsson Employment Agreement. The Committee believes that the restricted stock grant both serves a retention purpose and aligns Mr. Gustafsson’s long-term interests with an increase in the Company’s stock price.

     Retiring Chief Executive Officer Consulting Compensation. In connection with Mr. Kaplan’s retirement as Chairman and CEO, the Company entered into a consulting agreement with him (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Kaplan will provide consulting services to the Company until the earliest of (i) May 31, 2009, (ii) certain change in control events, and (iii) the hiring of a CEO subsequent to Mr. Gustafsson. He will not receive any fees for his continued service as a Board member, but the Company will pay Mr. Kaplan quarterly fees for his consulting services. The Consulting Agreement also provided for the acceleration of the unvested portion of Mr. Kaplan’s stock option.

     The Board believes it is important to retain Mr. Kaplan as a consultant to assist the Company in providing an effective transition of the CEO responsibilities and to serve as a resource to the Company’s management. As the co-founder of the Company and an active member of management for over 38 years, the Board considers his continued involvement and availability to be valuable and it considers the compensation under the Consulting Agreement to be fair and appropriate in its subjective determination. The terms of the Consulting Agreement and the amounts of Mr. Kaplan’s quarterly fees were negotiated between Mr. Kaplan and the Board in connection with his retention as a consultant, and the Consulting Agreement was approved by the Board members other than Mr. Kaplan.

     New Employment Agreements

     As a consequence of the CEO transition process and the hiring of the Named Officers and other executive officers at different times and under different circumstances, the executive officers’ various agreements with the Company regarding employment, separation and severance were inconsistent. The Committee determined in 2007 to adopt a form employment agreement addressing those issues and offer it to the Company’s executive officers. In making this determination, the Committee considered the importance of providing certainty and security to the Named Officers during the CEO transition period. The Committee intended the employment agreements to allow the executive officers to function in their positions and fulfill their responsibilities in the best interest of the Company’s stockholders without the influence of possible effects to their personal employment situations from the hiring of a new CEO or a potential change in control. It also desired that all executive officer employment agreements contain the restrictive covenants regarding non-competition and confidentiality previously contained in only some executive officers’ employment agreements.

     The Committee engaged The Delves Group to conduct a survey and analysis of standard terms and features of employment agreements of named officers at comparable companies in the technology industry.1 The Committee was provided information based on The Delves Group’s analysis of the employment agreements of the peer companies’ named officers with respect to the agreements’ various features including: severance payment components, amounts and triggers; effects of changes in control; effects of disability; non-cash and equity compensation and benefits; standards for cause and non-cause termination and tax gross-ups for “parachute payments.”

     In negotiating the provisions and features of the Gustafsson Employment Agreement, the Committee considered the employment agreement survey data. After finalizing of the Gustafsson Employment Agreement, the Committee decided to use the Gustafsson Employment Agreement as the basis for the form employment agreement for all executive officers. With the assistance of outside legal counsel, the Committee prepared and approved a final form employment agreement that was offered to each of the executive officers.

     Each of the Named Officers, other than Mr. Gustafsson, entered into an employment agreement in 2007 in the form of the Committee’s approved form employment agreement, which superseded their respective previous agreements, if any, with the Company regarding the same or similar subject matter. The Gustafsson Employment Agreement was amended to correspond to the final form agreement.

     The Committee believes that in addition to the benefits provided to the Company pursuant to the substantive provisions of the employment agreements, the Company also recognizes the benefit of increased efficiencies in administrating a standardized form employment agreement for its executive officers rather than numerous different forms of agreement. The terms of the employment agreements are further discussed below under “Employment Agreements.”

     Participation in Employee Benefits

     Named Officers are also eligible to participate in various benefit programs offered generally to the Company’s U.S. salaried employees. Named Officers may participate in the Company’s health plans and group disability and life insurance plans. The Company also provides a 401(k) plan to eligible employees, including its Named Officers. It also provides a non-qualified deferred compensation plan in which the Named Officers may participate. In accordance with applicable tax laws, eligible participants have an opportunity to defer, on a pre-tax basis, all or a portion of the participant’s base salary, commissions and bonus earned each year. Deferred amounts are credited to

____________________

     1 The companies included in the comparison group for this purpose consisted of Lexmark International Inc.; Dade Behring Holdings Inc.; Sauer-Danfoss Inc.; Waters Corp.; IDEX Corporation; Intermec Inc.; Checkpoint Systems Inc.; Polycom Inc.; Itron Inc.; Flir Systems Inc.; Avocent Corp.; RadiSys Corp.; Printronix Inc.; Astro-Med Inc.; and Symbol Technologies Inc.

the participant’s account, which also is credited with earnings on those amounts based on hypothetical investments selected by the participant. In addition to such earnings, the Company may, but is not required to, specify additional discretionary amounts which the Company may credit to a participant’s account (to date, no such discretionary amounts have been credited to any account). Until the deferred amounts are actually paid, the participant pays no taxes on them other than FICA and Medicare taxes. The Company receives no tax deduction for payment of the deferred amounts until they are actually paid, although it does pay and deduct the employer’s portion of FICA and Medicare taxes.

     The Company does not provide perquisites such as car allowances, club memberships and financial planning services. Additionally, except for the Company’s 401(k) plan, the deferred compensation plan and the Company’s equity-based incentive compensation plans described above, the Company does not provide other long-term compensation plans such as supplemental executive retirement plans or defined benefit pension plans.

     Tax Effects

     Compliance With Section 162(m). The Committee generally intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance-based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by the Company’s stockholders. However, if in the judgment of the Committee, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Committee may adopt such a program.

     Stock Options. There generally are no federal income tax consequences to a participant or the Company upon the grant of either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NSO”). Upon the exercise of an NSO, the executive officer generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Subject to Section 162(m), in most cases the Company will be entitled to a tax deduction in the same amount. Upon the exercise of an ISO, the executive officer generally recognizes no immediate taxable income. Provided that certain holding periods and other requirements are met, income recognition is deferred until the executive officer sells the shares. If the ISO is exercised no later than three months after the termination of the executive officer’s employment, and the executive officer does not dispose of the acquired shares within two years after the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as a long-term capital gain. In the event of an option holder’s death or disability while he or she is employed by the Company, he or she (or his or her estate) generally has twelve months after such event to exercise the stock options.

     Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, or otherwise do not satisfy the ISO requirements, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income. Subject to Section 162(m), in most cases the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table provides selected information concerning the compensation earned during the year ended December 31, 2007, for services in all capacities to the Company, by (1) the current principal executive officer, (2) the former principal executive officer who retired during 2007, (3) the principal financial officer, and (4) each of the Company’s three most highly compensated executive officers (calculated in accordance with applicable SEC rules) who served in positions other than principal executive officer or principal financial officer at the end of 2007 (collectively, the “Named Officers”).

2007 SUMMARY COMPENSATION TABLE

							Non-equity	All Other
Name and					Stock	Option	Incentive Plan	Compensation
Principal Position	Year	Salary ($)		Bonus ($)	Awards ($)(1)	Awards ($)(1)	Compensation ($)	($)		Total ($)
Anders Gustafsson(2)	2007	$212,692		$212,692	$160,499	$295,267	$0	$31,862	(3)	$913,012
Chief Executive
Officer

Edward L. Kaplan(4)	2007	$562,689	(5)	$64,210	$0	$2,055,116	$14,190	$309,895	(6)	$3,006,100
Retired Chairman	2006	$700,000		$0	$0	$710,670	$314,720	$36,623		$1,762,013
and Chief Executive
Officer

Charles R. Whitchurch	2007	$283,839		$23,247	$132,862	$131,346	$5,137	$9,689	(7)	$586,120
Chief Financial	2006	$275,363		$0	$32,649	$233,873	$38,689	$12,476		$593,050
Officer and
Treasurer

Hugh K. Gagnier	2007	$321,294		$5,921	$200,636	$216,397	$81,898	$9,199	(8)	$835,345
Senior Vice	2006	$309,762		$0	$49,303	$316,249	$50,612	$15,387		$741,313
President, Business
Development and
Operations,
Specialty Printer
Group

Philip Gerskovich	2007	$361,115		$29,576	$195,791	$196,953	$6,536	$10,650	(9)	$800,621
Senior Vice	2006	$344,792		$0	$48,112	$166,561	$96,887	$11,964		$668,316
President, Corporate
Development

Michael H. Terzich	2007	$284,548		$5,243	$159,715	$200,967	$72,532	$11,082	(10)	$734,087
Senior Vice
President, Global
Sales and
Marketing, Specialty
Printer Group
____________________

(1)	The amounts reflected represent the dollar amounts recognized for awards of restricted stock and stock options for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123(R). Such amounts may include amounts recognized for awards granted during 2007 and prior years. Please refer to Note 3, “Stock Based Compensation,” of the Company’s consolidated financial statements for 2007 included in the Company’s Form 10-K for 2007, as filed with the Securities and Exchange Commission on March 1, 2008, for a discussion of assumptions relevant to the calculation of such amounts.

(2)	Mr. Gustafsson became Chief Executive Officer of the Company effective September 4, 2007.

(3)	Consisting of matching 401(k) contributions of $808, life insurance premiums of $58, and relocation assistance of $30,996.

(4)	Mr. Kaplan served as Chairman and Chief Executive Officer of the Company until his retirement from both positions on September 4, 2007. Since his retirement, he has remained a director.

(5)	Includes $72,689 for accrued unused vacation that was paid to Mr. Kaplan upon retirement.

(6)	Consisting of matching 401(k) contributions of $6,750, disability insurance premiums of $2,037, life insurance premiums of $1,108, and consulting payments of $300,000. Mr. Kaplan was paid the consulting payments pursuant to the Consulting Agreement, described further under “Employment Agreements” below.

(7)	Consisting of matching 401(k) contributions of $4,712, profit sharing plan payments of $4,146, and life insurance premiums of $831.

(8)	Consisting of matching 401(k) contributions of $4,763, profit sharing plan payments of $4,146, and life insurance premiums of $290.

(9)	Consisting of matching 401(k) contributions of $6,214, profit sharing plan payments of $4,146, and life insurance premiums of $290.

(10)	Consisting of matching 401(k) contributions of $6,750, profit sharing plan payments of $4,146, and life insurance premiums of $186.

     Employment Agreements

     In 2007, the Company entered into new employment agreements with each of its Named Officers other than Mr. Kaplan, who retired as an employee of the Company in connection with the Company hiring Mr. Gustafsson as its CEO effective September 4, 2007. As described above under “Compensation Discussion and Analysis,” the form of employment agreements of Messrs. Whitchurch, Gagnier, Gerskovich and Terzich are the same (the “Form Employment Agreement”). Mr. Gustafsson’s employment agreement (as amended, the “Gustafsson Employment Agreement”) was entered into in connection with his hiring and then amended to be substantially the same as the Form Employment Agreement other than as described above under “Compensation Discussion and Analysis” and below under “Mr. Gustafsson.”

     Messrs. Whitchurch, Gagnier, Gerskovich and Terzich. The Form Employment Agreements entered into by Messrs. Whitchurch, Gagnier, Gerskovich and Terzich (the “Other Named Officers”) superseded all previous employment agreements, severance agreements, separation agreements and other arrangements between the Company and them with respect to the subject matter of the Form Employment Agreement. Under the Form Employment Agreements, the Other Named Officers are currently entitled to annual base salaries and are eligible to earn targeted annual cash bonuses in the following amounts:

Other Named Officer	Base Salary	Targeted Bonus
Charles R. Whitchurch	$286,800	50% of base salary
Hugh K. Gagnier	$324,900	45% of base salary
Philip Gerskovich	$365,800	50% of base salary
Michael H. Terzich	$289,100	45% of base salary

     The annual base salaries and targeted bonuses reflected in the Form Employment Agreements are the same respective base salaries and targeted bonuses that were in effect prior to the execution of the Form Employment Agreements. The Other Named Officers’ annual base salaries will be reviewed at least annually, and may be increased or decreased from time to time by the Company. However, if an Other Named Officer’s annual base salary in effect on the date of his Form Employment Agreement is decreased in an amount equal to or greater than ten percent (10%) (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company), then the Other Named Officer will have fifteen days to terminate his employment, in which case such termination will be for “good reason” under his Employment Agreement. Each Other Named Officer’s target bonus is payable upon the attainment of certain performance measures and in accordance with the Company’s annual bonus plan for the relevant fiscal year. The Form Employment Agreements also provide that the Other Named Officers will be eligible to receive equity compensation, as determined in the sole discretion of the Compensation Committee.

     The employment of each Other Named Officer under his Form Employment Agreement is terminable at any time, subject to certain severance obligations as described below. Each Form Employment Agreement provides that if the Other Named Officer terminates his employment with “good reason” or the Company terminates his employment without “cause” and under circumstances other than death or “disability” as provided in his Employment Agreement, he will be entitled to (i) the continuation of his base salary at the rate then in effect for a period of one year; (ii) a pro-rata portion of his annual performance bonus (the “Bonus”) for the year in which his employment terminates, if it otherwise would have been earned if he was employed as of the date the annual performance bonuses for such year are paid to senior level executives of the Company, and any such pro-rata portion will be payable at the time annual performance bonuses for such year are paid to senior level executives of the Company, (iii) if not yet paid, any Bonus attributable to the year immediately preceding the year of the employment termination, if it otherwise would have been earned if he was employed as of the date the annual performance bonuses for such year are paid to senior level executives of the Company, and any such Bonus will be payable at the time annual performance bonuses for such year are paid to senior level executives of the Company, (iv) a payment equal to 100% of his targeted bonus based upon his base salary for the year in which his employment terminates and payable at the time annual performance bonuses for such year are paid to senior level executives of the Company for such year; (v) outplacement services not to exceed $32,000, and (vi) the continuation of coverage under the Company’s medical and dental insurance plans, as mandated by COBRA, with the Company paying for such coverage at the same rate the Company pays for health insurance coverage for its active employees under its group health plan and the Other Named Officer paying for any employee-paid portion of such coverage, until the earlier of (a) one year after the date of termination, or (b) the Other Named Officer becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations on the Other Named Officer’s coverage.

     The Form Employment Agreements provide that if the Other Named Officer terminates his employment with good reason or the Company terminates his employment without cause, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a “change in control,” then the Other Named Officer will be entitled to all compensation and benefits set forth in the immediately preceding paragraph, except that instead of receiving salary continuation as set forth in subpart (i) and the payment equal to 100% of his targeted bonus as set forth in subpart (iv), he will receive a payment equal to two times his base salary at the rate then in effect plus two times his targeted bonus based upon his base salary, which payment shall be payable within sixty days following the later of the change in control or the termination.

     Under the Form Employment Agreements, if payments or benefits from the Company to the Other Named Officer exceed the applicable threshold under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and an excise tax becomes due thereunder, the Other Named Officer would be entitled to receive an additional payment so that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, however, that if the applicable threshold under Section 4999 of the Code is exceeded by ten percent (10%) or less, the total payments he would be entitled to receive will be reduced so that they are $1.00 less than such applicable threshold.

     Each Form Employment Agreement further provides that the Other Named Officer is bound by non-competition and non-solicitation provisions until two years following his termination and by confidentiality provisions at all times during and after the term of the Employment Agreement. It also obligates the Company to maintain directors’ and officers’ liability insurance coverage for him and to indemnify him to the extent permitted under the Company’s By-Laws and/or Certificate of Incorporation.

     The terms “good reason,” “cause,” “disability” and “change in control” as used in the Form Employment Agreements are defined in the Glossary of Terms attached to this Proxy Statement as Appendix A (the “Glossary”).

     Mr. Gustafsson. The Gustafsson Employment Agreement entitles Mr. Gustafsson to an initial annual base salary of $700,000. It provides that his annual cash bonus for 2007 will be equal to 100% of his base salary actually earned for 2007 and for subsequent years will be targeted at 100% of his base salary, with an opportunity to earn up to 200% of base salary for exceptional performance relative to the performance goals.

     The Gustafsson Employment Agreement also provided for the award to Mr. Gustafsson of stock options and restricted stock. Pursuant to the Gustafsson Employment Agreement, Mr. Gustafsson was granted a stock option to purchase 75,000 shares of the Company’s Common Stock that vests in equal installments on the first four anniversaries of the grant date as long as he remains employed by the Company (the “Initial Option”). He was also granted an additional stock option to purchase 168,750 shares of the Company’s Common Stock (the “TSR Option”) and 56,250 restricted shares of the Company’s Common Stock (the “TSR Stock”). The TSR Option and TSR Stock will each vest incrementally as long as Mr. Gustafsson is employed by the Company and based on the Company achieving various levels of “Total Shareholder Return” (as defined above under “Compensation Discussion and Analysis”) prior to the fifth anniversary of the Gustafsson Employment Agreement. Under the Gustafsson Employment Agreement, the Compensation Committee may adjust the formula for calculating Total Shareholder Return to prevent dilution or enlargement of the Total Shareholder Return as a result of certain corporate transactions.

     The TSR Option and TSR Stock will each vest as follows:

(i)	25% of the award will vest if, at any time during the period from September 4, 2007 until September 4, 2012 (the “Vesting Period”), the average of the Total Shareholder Return measured over any 45 consecutive trading-days is at least 60%; and

(ii)	the final 75% of the award will vest if, at any time during the Vesting Period, the average of the Total Shareholder Return measured over any 45 consecutive trading-days is at least 100%.

(iii)	If the average of the Total Shareholder Return measured over any 45 consecutive trading-day period is between 60% and 100%, then the award will vest in the aggregate (which Vested Percentage shall include the 25% reflected in subparagraph (i), above), as follows:

Total Shareholder Return	Vested Percentage
65% but less than 70%	28.8%
70% but less than 75%	33.4%
75% but less than 80%	39.3%
80% but less than 85%	46.8%
85% but less than 90%	56.2%
90% but less than 95%	68.4%
95% but less than 100%	83.8%

(iv)	Any portion of the award which is unvested at the expiration of the Vesting Period will be forfeited.

     The Gustafsson Employment Agreement is substantially similar to the Form Employment Agreement in most other respects, with the following exceptions: (i) the Gustafsson Employment Agreement provided for payment of relocation costs in accordance with the Company’s standard corporate relocation policy, (ii) any decrease in Mr. Gustafsson’s base salary, rather than a decrease of at least 10%, permits Mr. Gustafsson to terminate his employment for good reason, (iii) if Mr. Gustafsson terminates his employment with good reason or the Company terminates his employment without cause and under circumstances other than death or disability, he will not receive outplacement services, the unvested portion of the Initial Option and any annual equity awards will vest immediately, the continuation of his base salary will be for a period of two years, and, unless it is otherwise terminated, the continuation of healthcare coverage will be for a period of two years, (iv) the Company paid up to $15,000 of Mr. Gustafsson’s legal fees related to the negotiation and drafting of the Gustafsson Employment Agreement. In addition, if Mr. Gustafsson terminates his employment with “good reason” or the Company terminates his employment without “cause,” and such termination of employment occurs within 120 days immediately preceding or one year immediately following a “change in control,” then pursuant to the Gustafsson Employment Agreement, the unvested portion of the Initial Option and any annual equity awards will vest immediately, and the unvested portion of the TSR Option and TSR Stock will immediately vest as follows:

Percentage of Unvested TSR Option
Date of Change in Control	and TSR Stock That Will Vest
Prior to September 4, 2008	100%

On or after September 4, 2008, but	80%
prior to September 4, 2009

On or after September 4, 2009, but	60%
prior to September 4, 2010

On or after September 4, 2010, but	40%
prior to September 4, 2011

On or after September 4, 2011, but	20%
prior to September 4, 2012

     The terms “good reason,” “cause” and “change in control” as used in the Gustafsson Employment Agreements are defined in the Glossary.

     Mr. Kaplan. Mr. Kaplan and the Company entered into a letter agreement (the “Consulting Agreement”) effective as of September 4, 2007, regarding his engagement as a consultant upon his retirement as Chief Executive Officer. Under the Consulting Agreement, Mr. Kaplan provides consulting services to the Company until the earliest of (i) May 31, 2009, (ii) a “change in control,” and (iii) the hiring of a chief executive officer subsequent to Mr. Gustafsson.

     Under the Consulting Agreement, Mr. Kaplan will not receive any fees for his continued service as a director, but the Company will pay Mr. Kaplan for his consulting services as follows: $150,000 on each of September 4, 2007, December 1, 2007 and March 1, 2008; $112,500 on each of June 1, 2008, September 1, 2008, December 1, 2008 and March 1, 2009; $87,500 on each of June 1, 2009, September 1, 2009, December 1, 2009 and March 1, 2010; and $62,500 on each of June 1, 2010, September 1, 2010, December 1, 2010 and March 1, 2011. Any such payments that have not yet been paid upon the occurrence of a “change in control” will be accelerated and paid at that time. In addition, the Consulting Agreement provides that while Mr. Kaplan is a director, he and his spouse will continue to be eligible to participate in the Company’s group health insurance plan and the Company will pay the premium costs of such participation. The Company will also provide Mr. Kaplan with office space and administrative support while he performs services for the Company at the Company’s location, as well as limited computer support. Mr. Kaplan was permitted to keep his current personal computer hardware and software provided by the Company. The Company paid up to $10,000 of Mr. Kaplan’s legal fees related to the review and negotiation of the Consulting Agreement.

     The Consulting Agreement amended the terms of the outstanding option granted to Mr. Kaplan on March 23, 2005, to purchase 219,203 shares of the Company’s Common Stock (the “2005 Option”). The amendment accelerated, as of September 4, 2007, the vesting of the unvested portion of the 2005 Option, so that the 2005 Option became fully exercisable on that date. Prior to the amendment, the 2005 Option was already exercisable with respect to 71,240 shares, and would have become exercisable with respect to 43,841 shares on March 23, 2008, 49,321 shares on March 23, 2009, and 54,801 shares on March 23, 2010. The amendment also extended, irrespective of the time period that Mr. Kaplan remains a director of, or a consultant to, the Company, the exercise period of the 2005 Option until March 22, 2015, which is the latest date on which the 2005 Option would have expired under its original terms if Mr. Kaplan continued as an employee, director or consultant of the Company until that date. Prior to the amendment, the 2005 Option’s exercise period would have been shortened relative to any time Mr. Kaplan did not continue as an employee, director or consultant of the Company. The Consulting Agreement also provides that Mr. Kaplan will continue to be restricted by the non-competition, non-solicitation and confidentiality provisions in the 2005 Option award agreement.

     The term “change in control” with respect to the vesting of the Consulting Agreement is defined in the Glossary.

GRANTS OF PLAN-BASED AWARDS IN 2007

										All Other
										Options
		Estimated Possible				Estimated Possible				Awards,		Grant Date
		Payouts Under Non-Equity				Payouts Under Equity				Number of	Exercise or	Fair Value of
		Incentive Plan Awards				Incentive Plan Awards				Securities	Base Price of	Stock
	Grant									Underlying	Option	and Option
Name	Date	Target ($)		Maximum ($)		Threshold (#)		Target (#)		Options (#)	Awards ($/SH)	Awards ($)
Anders Gustafsson	9/4/07					14,063	(1)	56,250	(1)			$1,040,124
	9/4/07					42,188	(1)	168,750	(1)		$36.80	$1,411,577
	9/4/07									75,000 (2)	$36.80	$981,750

Edward L. Kaplan	4/25/07	$392,000	(3)	$784,000	(3)
	9/4/07									147,962 (4)	$45.62	$1,868,853 (4)

Charles R. Whitchurch	4/25/07	$141,919	(3)	$283,839	(3)
	4/25/07									8,000 (2)	$41.25	$113,920

Hugh K. Gagnier	4/25/07	$144,582	(3)	$289,165	(3)
	4/25/07									9,334 (2)	$41.25	$132,916

Philip Gerskovich	4/25/07	$180,558	(3)	$361,115	(3)
	4/25/07									9,697 (2)	$41.25	$138,085

Michael H. Terzich	4/25/07	$128,047	(3)	$256,093	(3)
	4/25/07									10,667 (2)	$41.25	$151,898
____________________

(1)	In connection with his hiring, Mr. Gustafsson received a stock option to purchase 168,750 shares of the Company’s Common Stock and 56,250 shares of restricted stock. Both awards were granted under the 2006 Zebra Technologies Corporation Incentive Compensation Plan and, as long as Mr. Gustafsson is employed by the Company, will vest incrementally based on the Company achieving various levels of “Total Shareholder Return” prior to the fifth anniversary of the Gustafsson Employment Agreement, as further described below under “Employment Agreements” and “Award Agreements.” The amounts represent the number of shares that will vest upon achievement of the minimum total shareholder return level for which such shares will vest and the upon achievement of the targeted total shareholder return level. The Company has omitted a “maximum” column because the target award amount is the maximum award amount.

(2)	Non-qualified options for shares of the Company’s Common Stock granted under the 2006 Zebra Technologies Corporation Incentive Compensation Plan at an exercise price equal to the closing market price on the date of grant. Such options become exercisable with respect to 25% of the underlying shares on each of the first four anniversaries of the date of grant, and vesting accelerates upon a change in control in accordance with the terms of the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

(3)	Represents target and maximum award amounts that could have been paid out as cash annual incentive awards for 2007 under the Company’s 2007 Management Bonus Plan if various financial performance goals were achieved. The target and maximum award amounts are based on percentages of each Named Officer’s actual base salary earnings for 2007, except that the amounts for Mr. Kaplan exclude the $72,689 paid to him for accrued unused vacation upon retirement because such payments are not factored into the calculation of award amounts. The actual award amounts for the 2007 performance period were paid to the Named Officers in March 2008, and are reported in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table above. The 2007 Management Bonus Plan and the determination of award amounts under it are further described above under “Compensation Discussion and Analysis.” The Company has omitted a “threshold” column because there is no minimum award amount.

(4)	Represents the unvested portion of the option granted to Mr. Kaplan on March 23, 2005, to purchase 219,203 shares of the Company’s Common Stock at an exercise price of $45.62, which was accelerated on September 4, 2007, in connection with Mr. Kaplan’s retirement as the Company’s Chief Executive Officer. Prior to the acceleration, the option was already exercisable with respect to 71,240 shares, and would have become exercisable with respect to 43,841 shares on March 23, 2008, 49,321 shares on March 23, 2009, and 54,801 shares on March 23, 2010. The amount reflected in the table represents the incremental fair value of the acceleration computed in accordance with SFAS 123(R).

     Award Agreements

     Each award of stock options and restricted stock awarded to the Named Officers during 2007 was granted pursuant to an award agreement. In general, the Named Officer must remain employed by the Company or one of its subsidiaries through the applicable vesting date in order for the award to vest. Information regarding the vesting schedules, and with respect to the TSR Option and TSR Stock the performance targets and calculations, is described below in the footnotes to the Outstanding Equity Awards at 2007 Fiscal Year-End table and above under “Employment Agreements.”

     Stock Option Awards. The stock option award agreements provide for a term of ten years to exercise the stock options. The stock option award agreements for the stock options granted to Named Officers other than Mr. Gustafsson provide: (i) upon the termination of the Named Officer by reason of death or disability, the unvested portion of the stock option will immediately become fully vested and exercisable, and along with the unexercised vested portion of the stock option, will remain exercisable for one year; (ii) if the Named Officer “retires,” the unexercised vested portion of the stock option will remain exercisable for one year; (iii) if the Named Officer is terminated for “cause,” the unexercised vested portion of the stock option and the unvested portion of the stock options immediately will be forfeited; (iv) if the Named Officer is terminated for any other reason, then the unexercised vested portion of the stock option will remain exercisable for ninety days in the event of a termination by the Company and thirty days in the event of termination by the Named Officer; (v) in the event of a “change in control,” the unvested portion of the stock option will immediately become fully vested and exercisable, and along with the unexercised vested portion of the stock option, will remain exercisable for the entire term of the stock option; and (vi) the Named Officer is bound by a non-competition and non-solicitation provision until twelve months following termination of his employment and by confidentiality provisions at all times during and after his employment. The terms “retire,” “disability,” “cause” and “change in control” as used in such 2007 stock option award agreements are defined in the Glossary.

     Mr. Gustafsson’s stock option award agreement for the Initial Option has all of the same terms as the other Named Officers’ 2007 stock option award agreements, except that “cause” has the same meaning as in the Gustafsson Employment Agreement and the non-competition and non-solicitation provision applies for twenty-four months following the termination of his employment. The stock option award agreement for the TSR Option provides: (i) upon the death or “disability” of Mr. Gustafsson, the unexercised vested portion of the stock option will remain exercisable for one year; (ii) if Mr. Gustafsson is terminated for “cause,” all unexercised vested stock options and all unvested stock options immediately will be forfeited; (iii) if Mr. Gustafsson is terminated for any other reason, then the unexercised vested portion of the stock option will remain exercisable for ninety days in the event of a termination by the Company and thirty days in the event of termination by Mr. Gustafsson; (iv) Mr. Gustafsson is bound by a non-competition and non-solicitation provision for twenty-four months following termination of his employment and by confidentiality provisions at all times during and after his employment. Some or all of the unvested portion of the TSR Option will also vest if Mr. Gustafsson terminates his employment with “good reason” or the Company terminates his employment without “cause,” and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, as described above under “Employment Agreements.”

     Mr. Gustafsson Restricted Stock Agreement. Under the restricted stock award agreement for the TSR stock, if Mr. Gustafsson is terminated for any reason, any unvested portion of the stock immediately will be forfeited, except that some or all of the unvested portion of the TSR Stock will also vest if Mr. Gustafsson terminates his employment with “good reason” or the Company terminates his employment without “cause,” and such termination of employment occurs within 120 days immediately preceding or one year immediately following a “change in control,” as described above under “Employment Agreements.” Mr. Gustafsson has the right to receive dividends paid on the TSR Stock and the full right to vote the TSR Stock. Pursuant to the restricted stock award agreement for the TSR stock, Mr. Gustafsson is bound by a non-competition and non-solicitation provision for twenty-four months following termination of his employment and by confidentiality provisions at all times during and after his employment.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards						Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
				Equity			Plan	Market or
				Incentive			Awards:	Payout
				Plan			Number of	Value of
				Awards:			Unearned	Unearned
	Number of	Number of		Number of			Shares,	Shares,
	Securities	Securities		Securities			Units or	Units or
	Underlying	Underlying		Underlying			Other	Other
	Unexercised	Unexercised		Unexercised	Option		Rights	Rights That
	Options	Options		Unearned	Exercise	Option	That Have	Have Not
	(#)	(#)		Options	Price	Expiration	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)
Anders Gustafsson
9/4/2007	0	75,000	(1)		$ 36.80	9/4/2017
9/4/2007				42,188 (2)	$ 36.80	9/4/2017
9/4/2007							14,063 (3)	$487,986 (4)

Edward L. Kaplan
3/23/2005	219,203	0			$ 45.62	3/23/2015

Charles R. Whitchurch
2/11/2003	0	3,940	(5)		$ 25.23	2/11/2013
2/7/2005	3,147	6,539	(5)		$ 51.62	2/7/2015
2/6/2006	1,038	5,882	(5)		$ 43.35	2/6/2016
4/25/2007	0	8,000	(5)		$ 41.25	4/25/2017

Hugh K. Gagnier
2/17/2000	45,000	0			$ 26.94	2/17/2010
2/14/2001	11,250	0			$ 18.17	2/14/2011
2/8/2002	56,250	0			$ 21.62	2/8/2012
2/11/2003	21,935	7,315	(6)		$ 25.23	2/11/2013
2/11/2004	5,512	4,988	(6)		$ 47.12	2/11/2014
2/7/2005	3,147	6,539	(6)		$ 51.62	2/7/2015
2/6/2006	744	4,216	(6)		$ 43.35	2/6/2016
4/25/2007	0	9,334	(6)		$ 41.25	4/25/2017

Philip Gerskovich
3/10/2005	9,679	20,107	(7)		$ 50.36	3/10/2015
2/6/2006	3,460	19,608	(7)		$ 43.35	2/6/2016
4/25/2007	0	9,697	(7)		$ 41.25	4/25/2017

Michael H. Terzich
2/11/2003	0	5,626	(8)		$ 25.23	2/11/2013
2/11/2004	5,512	4,988	(8)		$ 47.12	2/11/2014
2/7/2005	3,147	6,539	(8)		$ 51.62	2/7/2015
2/6/2006	865	4,902	(8)		$ 43.35	2/6/2016
4/25/2007	0	10,667	(8)		$ 41.25	4/25/2017
____________________

(1)	With respect to Mr. Gustafsson’s 75,000 unexercisable options granted on September 4, 2007, 18,750 vest on each of September 4, 2008, September 4, 2009, September 4, 2010 and September 4, 2011.

(2)	With respect to Mr. Gustafsson’s 168,750 unexercisable and unearned options granted on September 4, 2007, that will vest incrementally upon the Company’s attainment of specified average total shareholder return targets, as further described above under “Employment Agreements,” represents the number of options that will vest upon achievement of the minimum total shareholder return level for which such options will vest.

(3)	With respect to Mr. Gustafsson’s 56,250 shares of restricted stock granted on September 4, 2007 that will vest incrementally upon the Company’s attainment of specified average total shareholder return targets, as further described above under “Employment Agreements,” represents the number of shares that will vest upon achievement of the minimum total shareholder return level for which such shares will vest.

(4)	The market value of such awards is based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007 ($34.70 per share).

(5)	With respect to Mr. Whitchurch’s unexercisable options: (a) of those granted on February 11, 2003, 3,940 vested on February 11, 2008; (b) of those granted on February 7, 2005, 1,937 vested on February 7, 2008, 2,180 vest on February 7, 2009 and 2,422 vest on February 7, 2010; (c) of those granted on February 6, 2006, 1,211 vested on February 6, 2008, 1,384 vest on February 6, 2009, 1,557 vest on February 6, 2010 and 1,730 vest on February 6, 2011; and (d) of those granted on April 25, 2007, 2,000 vested on April 25, 2008, 2,000 vest on April 25, 2009, 2,000 vest on April 25, 2010 and 2,000 vest on April 25, 2011.

(6)	With respect to Mr. Gagnier’s unexercisable options: (a) of those granted February 11, 2003, 7,315 vested on February 11, 2008; (b) of those granted on February 11, 2004, 2,362 vested on February 11, 2008 and 2,626 vest on February 11, 2009; (c) of those granted on February 7, 2005, 1,937 vested on February 7, 2008, 2,180 vest on February 7, 2009 and 2,422 vest on February 7, 2010; (d) of those granted on February 6, 2006, 868 vested on February 6, 2008, 992 vest on February 6, 2009, 1,116 vest on February 6, 2010 and 1,240 vest on February 6, 2011; and (e) of those granted on April 25, 2007, 2,333 vested on April 25, 2008, 2,333 vest on April 25, 2009, 2,334 vest on April 25, 2010 and 2,334 vest on April 25, 2011.

(7)	With respect to Mr. Gerskovich’s unexercisable options: (a) of those granted on March 10, 2005, 5,958 vested on March 10, 2008, 6,702 vest on March 10, 2009 and 7,447 vest on March 10, 2010; (b) of those granted on February 6, 2006, 4,036 vested on February 6, 2008, 4,613 vest on February 6, 2009, 5,191 vest on February 6, 2010 and 5,768 vest on February 6, 2011; and (c) of those granted on April 25, 2007, 2,424 vested on April 25, 2008, 2,424 vest on April 25, 2009, 2,424 vest on April 25, 2010 and 2,425 vest on April 25, 2011.

(8)	With respect to Mr. Terzich’s unexercisable options: (a) of those granted February 11, 2003, 5,626 vested on February 11, 2008; (b) of those granted on February 11, 2004, 2,362 vested on February 11, 2008 and 2,626 vest on February 11, 2009; (c) of those granted on February 7, 2005, 1,937 vested on February 7, 2008, 2,180 vest on February 7, 2009 and 2,422 vest on February 7, 2010; (d) of those granted on February 6, 2006, 1,009 vested on February 6, 2008, 1,153 vest on February 6, 2009, 1,298 vest on February 6, 2010 and 1,442 vest on February 6, 2011; and (e) of those granted on April 25, 2007, 2,666 vested on April 25, 2008, 2,667 vest on April 25, 2009, 2,667 vest on April 25, 2010 and 2,667 vest on April 25, 2011.

OPTION EXERCISES AND STOCK VESTED

     The table below sets forth information with respect to options exercised by the Named Officers during 2007 and restricted stock of Named Officers that vested during 2007.

Options Exercised and Stock Vested in 2007

		Value	Number of	Value
	Number of	Realized	Shares	Realized
	Shares	on	Acquired on	on
	Acquired on	Exercise	Vesting	Vesting
Name	Exercise (#)	($) (1)	(#)	($)(2)
Anders Gustafsson	0	$0	0	$0
Edward L. Kaplan	0	$0	0	$0
Charles R. Whitchurch	25,875	$399,872	4,552	$154,404
Hugh K. Gagnier	0	$0	6,874	$233,166
Philip Gerskovich	0	$0	6,708	$227,535
Michael H. Terzich	20,812	$347,916	5,472	$185,610
____________________

(1)	Value calculated as the difference between the market price of the underlying securities on the date of exercise and the exercise price of the exercised options.

(2)	Value calculated as the market price of the shares on the vesting date ($33.92 per share, on October 20, 2007).

NON-QUALIFIED DEFERRED COMPENSATION

     Pursuant to the Company’s Executive Non-Qualified Deferred Compensation Plan effective January 1, 2002, (the “2002 Deferral Plan”) and its 2005 Executive Deferred Compensation Plan effective January 1, 2005, (the “2005 Deferral Plan”) (the 2002 Deferral Plan and the 2005 Deferral Plan are collectively referred to herein as the “Deferral Plans”), a Named Officer could defer, on a pre-tax basis, up to 100% of each of his base salary, commissions and bonus earned for 2007. Beginning in 2008, a Named Officer may defer only up to 80% of his base salary, commissions and bonus earned each year. Deferred compensation balances are credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant from among the Deferral Plans’ available funds offerings. All credited amounts under the Deferral Plans are unfunded general obligations of the Company, and the participants have no greater rights to their respective payments than the rights of any unsecured general creditor of the Company.

     The values of each participant’s account under the Deferral Plans change based upon the performance of the funds designated by the participant from various money market and investment funds offerings. Amounts deferred under the Deferral Plans are paid either in a lump sum or in annual installments pursuant to the terms of the Deferral Plans. To date, the Company has not made contributions to the Deferral Plans, but pays all of the Deferral Plans’ administrative costs and expenses.

     The table below reflects the funds available under the Deferral Plans in which the Named Officers’ accounts had investment balances as of December 31, 2007, and the funds’ annual rates of return for 2007, as reported by the administrator of the Deferral Plans. The Deferral Plans are further described above under “Compensation Discussion and Analysis.”

Fund Name	2007 Rate of Return
American Funds Growth Fund (Class 2)	12.35%
DWS Equity 500 Index VIP (Class A)	5.30%
DWS Small Cap Index VIP (Class A)	-1.90%
Lincoln VIP Money Market Fund (Standard Class)	4.97%

     The table below sets forth information regarding the Named Officers’ participation in the Deferral Plans in 2007.

Nonqualified Deferred Compensation for 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($) (1)	($)	($)	($) (2)	($) (2)
Anders Gustafsson	$0	$0	$0	$0	$0
Edward L. Kaplan	$283,248	$0	$568,980	$3,885,949	$1,647,503
Charles R. Whitchurch	$38,767	$0	$5,206	$0	$255,584
Hugh K. Gagnier	$0	$0	$1,363	$0	$31,139
Philip Gerskovich	$0	$0	$0	$0	$0
Michael H. Terzich	$0	$0	$0	$0	$0
____________________

(1)	All of Mr. Kaplan’s 2007 executive contributions consisted of compensation earned in 2006 and reported in the Company’s 2006 Summary Compensation Table for 2006 as Non-equity Incentive Plan Compensation. Of Mr. Whitchurch’s 2007 executive contributions, $26,000 consisted of compensation earned in 2007 and reported in the 2007 Summary Compensation Table above as Salary, and the remainder consisted of compensation earned in 2006 and reported in the Company’s 2006 Summary Compensation Table as Non-equity Incentive Plan Compensation.

(2)	Amounts reflected in these two columns include the following amounts that have been reported as compensation to the Named Officer in the Company’s Summary Compensation Tables in its annual Proxy Statements for previous years: Mr. Kaplan: $3,955,836; Mr. Whitchurch: $165,593; and Mr. Gagnier: $16,250.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following paragraphs and tables describe the potential payments and benefits to which the Named Officers would be entitled from the Company pursuant to their individual employment agreements described above in “Employment Agreements,” and the Company’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2007, or upon a change in control of the Company, if such change in control had occurred as of December 31, 2007.

     The amounts in the tables and descriptions below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to full-time salaried employees generally upon termination of employment. Such payments and benefits include accrued salary and vacation pay and distributions of plan balances under the Company’s 401(k) plan.

     For purposes of the following tables, and their footnotes, certain terms used with respect to events of termination or changes in control, as discussed above under “Compensation Discussion and Analysis,” “Employment Agreements” and “Award Agreements,” have the meanings given to them in the Glossary.

Mr. Kaplan - Potential Payments upon Termination or Change in Control.

     Except for benefits plans provided on a non-discriminatory basis to full-time salaried employees generally or as otherwise described in the following three paragraphs, Mr. Kaplan is not a party to any employment agreement, separation agreement or other individual agreements or a participant under any Company plan, pursuant to which he will receive compensation or benefits upon a termination event or change in control of the Company. All stock options held by Mr. Kaplan as of December 31, 2007, were already vested and exercisable as of that date.

     Under the 2007 Bonus Plan described above under “Compensation Discussion and Analysis,” if Mr. Kaplan’s employment was terminated by reason of his death, disability or retirement during the year, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2007 (for purposes hereof, 100% of the bonus, based on his employment for all of 2007, i.e., $14,190).

     Under his Consulting Agreement, all remaining payments due under the Consulting Agreement (i.e., $1,200,000) would be accelerated and paid upon a change in control (as defined in the Glossary).

     In addition, Mr. Kaplan may receive payments under the 2005 Deferral Plan described above in “Non-Qualified Deferred Compensation” and above under “Compensation Discussion and Analysis.” As described above in “Non-Qualified Deferred Compensation,” such amounts are compensation previously earned by Mr. Kaplan of which he chose to defer payment plus the credited gains and losses on such amounts based on the performance of his investment elections under the 2005 Deferral Plan. Under the 2005 Deferral Plan, (a) if Mr. Kaplan separates from service (as defined under applicable Treasury Department regulations), his deferred compensation (i.e., contributions and earnings of $1,647,503) under the 2005 Deferral Plan is payable as specified by Mr. Kaplan in a deferral election form previously completed by him, which may provide for a lump sum payment or annual installments over no more than ten years; and (b) if the Company undergoes a change in control, such deferred compensation is payable in a lump sum.

Mr. Gustafsson - Potential Payments upon Termination or Change in Control

	Termination by
	the Company	Termination by the Company
	other than for	other than for Cause, or by
	Cause, or by	Employee for Good Reason,
	Employee for	within 120 days before or one
Component	Good Reason(1)	year after a Change in Control(2)
Cash severance	$2,312,692	$3,012,692

Accelerated Equity
TSR Stock(3)	$0	$1,951,875

Other benefits
Healthcare benefits(4)	$12,480	$12,480

Excise tax gross-up (5)	$0	$2,009,462

TOTAL	$2,325,172	$6,986,509
____________________

(1)	Pursuant to the Gustafsson Employment Agreement further described above in “Employment Agreements,” if Mr. Gustafsson is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of two years ($1,400,000), (b) a pro-rata portion of his bonus for the year in which his employment terminates ($212,692), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target bonus ($700,000), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) accelerated vesting of the Initial Option, (e) continued healthcare coverage for two years, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to the Gustafsson Employment Agreement further described above in “Employment Agreements,” if Mr. Gustafsson is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive, (a) within 60 days after the event, two times his base salary ($1,400,000), (b) within 60 days after the event, two times his target bonus ($1,400,000), (c) a pro-rata portion of his bonus for the year in which his employment terminates ($212,692), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) accelerated vesting of the Initial Option, (e) accelerated vesting of 100% of the unvested portion of the TSR Option and TSR Stock, (f) continued healthcare coverage for two years, and (g) if applicable, an excise tax gross-up.

(3)	Represents the value of 56,250 restricted shares of the Company’s Common Stock, based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007 ($34.70 per share).

(4)	Represents the cost of healthcare coverage for two years for Mr. Gustafsson and his eligible dependants (medical: $11,226; dental: $1,254).

(5)	Represents an amount to cover the “gross up” for excise taxes imposed under the Internal Revenue Code on payments and benefits received by Mr. Gustafsson, in order to preserve the after-tax value of such payments and benefits to him.

Mr. Whitchurch - Potential Payments upon Termination or Change in Control

					Termination by the
					Company other than
				Termination by the	for Cause, or by
				Company other	Employee for Good
				than for Cause, or	Reason, within 120 days
	Death or			by Employee for	before or one year after
Component	Disability	Retirement	Change in Control	Good Reason(1)	a Change in Control(2)
Cash severance(3)	$0	$0	$0	$428,719	$857,438

Cash award under 2007 Bonus Plan(4)	$5,137	$5,137	$0	$5,137	$5,137

Accelerated deferred compensation(5)	$255,584	$255,584	$99,910	$255,584	$255,584

Accelerated Equity
Stock options
Granted 2/11/2003(6)	$37,312	$0	$37,312	$0	$37,312

Other benefits
Healthcare benefits(7)	$0	$0	$0	$6,240	$6,240
Outplacement Services(8)	$0	$0	$0	$32,000	$32,000

TOTAL	$298,033	$260,721	$137,222	$727,680	$1,193,711
____________________

(1)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($286,800), (b) a pro-rata portion of his bonus for the year in which his employment terminates ($5,137), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target bonus ($141,919), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive, (a) within 60 days after the event, two times his base salary ($573,600), (b) within 60 days after the event, two times his target bonus ($283,838), (c) a pro-rata portion of his bonus for the year in which his employment terminates ($5,137), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up. As described in Footnote 6, the Named Officer’s stock option granted February 11, 2003, will vest upon a change in control.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2007 Bonus Plan” or “Accelerated deferred compensation.”

(4)	Represents the amount the Company is obligated to pay the Named Officer under the 2007 Management Bonus Plan based on individual and performance goals attained during 2007, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2007, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2007 (i.e., for purposes of this Table, 100% of the bonus, based on his employment for all of 2007), payable at the time the performance bonuses for 2007 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated bonus award could have been paid in the sole discretion of the Company.

For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the amount of deferred compensation under the Deferral Plans that would become immediately payable. As described above in “Non-Qualified Deferred Compensation,” such amounts are compensation previously earned by the Named Officer of which he chose to defer payment plus the credited gains and losses on such amounts based on the performance of his investment elections under the Deferral Plans. Under the 2002 Deferral Plan, (a) if the Named Officer dies, his deferred compensation under the 2002 Deferral Plan (i.e., contributions and earnings of $155,674) is immediately payable in a lump sum, and (b) if the Named Officer becomes totally and permanently disabled or if his employment terminates for any reason other than death or such disability, his deferred compensation under the 2002 Deferral Plan is immediately payable in a lump sum, or if it was requested at the time of deferral, in annual installments. Under the 2005 Deferral Plan, (a) if the Named Officer separates from service (as defined under applicable Treasury Department regulations) after reaching age 65, his deferred compensation (i.e., contributions and earnings of $99,910) under the 2005 Deferral Plan is payable as specified by the Named Officer in a deferral election form previously completed by him, which may provide for a lump sum payment or annual installments over no more than ten years; (b) if the Named Officer dies, becomes disabled or otherwise has a separation from service before age 65, such deferred compensation is payable in a lump sum; and (c) if the Company undergoes a change in control, such deferred compensation is payable in a lump sum.

(6)	Represents the value of unvested options to purchase 3,940 shares of the Company’s Common Stock for an exercise price of $25.23, granted February 11, 2003, that would become fully vested upon a termination due to death, disability or change in control (as defined in the Glossary with respect to the 2003 Stock Option Agreements). The value of the accelerated options is calculated on a per share basis as the excess of the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007 ($34.70 per share), over the per share exercise price of such options. In the case of a change in control, the Named Officer may elect to surrender the unvested option for cash in an amount per share underlying the option that equals the amount by which the option’s per-share exercise price is exceeded by the higher of (a) the highest per-share sales price reported on NASDAQ during the 60-day period prior to and including the date of the change in control or (b) the highest per-share price paid in connection with the change in control if it the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company. For purposes of this Table, it is assumed that such price is equal to the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007.

(7)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $5,613; dental: $627).

(8)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under the Named Officer’s employment agreement.

Mr. Gagnier - Potential Payments upon Termination or Change in Control

					Termination by the
				Termination by	Company other than
				the Company	for Cause, or by
				other than for	Employee for Good
				Cause, or by	Reason, within 120 days
	Death or			Employee for	before or one year after a
Component	Disability	Retirement	Change in Control	Good Reason(1)	Change in Control(2)
Cash severance(3)	$0	$0	$0	$469,482	$938,964

Cash award under 2007 Bonus Plan(4)	$81,898	$81,898	$0	$81,898	$81,898

Accelerated deferred compensation(5)	$31,139	$31,139	$0	$31,139	$31,139

Accelerated Equity
Stock options
Granted 2/11/2003(6)	$69,273	$0	$69,273	$0	$69,273

Other benefits
Healthcare benefits(7)	$0	$0	$0	$10,474	$10,474
Outplacement Services(8)	$0	$0	$0	$32,000	$32,000

TOTAL	$182,310	$113,037	$69,273	$624,993	$1,163,748
____________________

(1)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($324,900), (b) a pro-rata portion of his bonus for the year in which his employment terminates ($81,898), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target bonus ($144,582), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive, (a) within 60 days after the event, two times his base salary ($649,800), (b) within 60 days after the event, two times his target bonus ($289,164), (c) a pro-rata portion of his bonus for the year in which his employment terminates ($81,898), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up. As described in Footnote 6, the Named Officer’s stock option granted February 11, 2003, will vest upon a change in control.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2007 Bonus Plan” or “Accelerated deferred compensation.”

(4)	Represents the amount the Company is obligated to pay the Named Officer under the 2007 Management Bonus Plan based on individual and performance goals attained during 2007, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2007, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2007 (i.e., for purposes of this Table, 100% of the bonus, based on his employment for all of 2007), payable at the time the performance bonuses for 2007 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated bonus award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the amount of deferred compensation under the 2002 Deferral Plan that would become immediately payable. As described above in “Non-Qualified Deferred Compensation,” such amounts are compensation previously earned by the Named Officer of which he chose to defer payment plus the credited gains and losses on such amounts based on the performance of his investment elections under the 2002 Deferral Plan. Under the 2002 Deferral Plan, (a) if the Named Officer dies, his deferred compensation under the 2002 Deferral Plan (i.e., contributions and earnings of $31,139) is immediately payable in a lump sum, and (b) if the Named Officer becomes totally and permanently disabled or if his employment terminates for any reason other than death or such disability, his deferred compensation under the 2002 Deferral Plan is immediately payable in a lump sum, or if it was requested at the time of deferral, in annual installments.

(6)	Represents the value of unvested options to purchase 7,315 shares of the Company’s Common Stock for an exercise price of $25.23, granted February 11, 2003, that would become fully vested upon a termination due to death, disability or change in control (as defined in the Glossary with respect to the 2003 Stock Option Agreements). The value of the accelerated options is calculated on a per share basis as the excess of the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007 ($34.70 per share), over the per share exercise price of such options. In the case of a change in control, the Named Officer may elect to surrender the unvested option for cash in an amount per share underlying the option that equals the amount by which the option’s per share exercise price is exceeded by the higher of (a) the highest per share sales price reported on NASDAQ during the 60-day period prior to and including the date of the change in control or (b) the highest per-share price paid in connection with the change in control if it is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company. For purposes of this Table, it is assumed that such price is equal to the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007.

(7)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $9,823; dental: $651).

(8)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under the Named Officer’s employment agreement.

Mr. Gerskovich – Potential Payments upon Termination or Change in Control

			Termination by the Company
			other than
		Termination by the	for Cause, or by Employee for
		Company other than for	Good Reason, within 120 days
	Death, Disability	Cause, or by Employee for	before or one year after
Component	or Retirement	Good Reason(1)	a Change in Control(2)
Cash severance(3)	$0	$546,358	$1,092,716

Cash award under 2007 Bonus Plan(4)	$6,536	$6,536	$6,536

Other benefits
Healthcare benefits(5)	$0	$6,815	$6,815
Outplacement Services(6)	$0	$32,000	$32,000

Excise tax gross-up (7)	$0	$0	$388,073

TOTAL	$6,536	$591,709	$1, 526,140
____________________

(1)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($365,800), (b) a pro-rata portion of his bonus for the year in which his employment terminates ($6,536), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target bonus ($180,558), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive, (a) within 60 days after the event, two times his base salary ($731,600), (b) within 60 days after the event, two times his target bonus ($361,116), (c) a pro-rata portion of his bonus for the year in which his employment terminates ($6,536), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2007 Bonus Plan.”

(4)	Represents the amount the Company is obligated to pay the Named Officer under the 2007 Management Bonus Plan based on individual and performance goals attained during 2007, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2007, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2007 (i.e., for purposes of this Table, 100% of the bonus, based on his employment for all of 2007), payable at the time the performance bonuses for 2007 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated bonus award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $6,188; dental: $627).

(6)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under the Named Officer’s employment agreement.

(7)	Represents an amount to cover the “gross up” for excise taxes imposed under the Internal Revenue Code on payments and benefits received by the Named Officer, in order to preserve the after-tax value of such payments and benefits to him.

Mr. Terzich- Potential Payments upon Termination or Change in Control

					Termination by the
				Termination by	Company other than
				the Company	for Cause, or by
				other than for	Employee for Good
				Cause, or by	Reason, within 120 days
	Death or			Employee for	before or one year after
Component	Disability	Retirement	Change in Control	Good Reason(1)	a Change in Control(2)
Cash severance(3)	$0	$0	$0	$417,147	$834,294

Cash award under 2007 Bonus Plan(4)	$72,532	$72,532	$0	$72,532	$72,532

Accelerated Equity
Stock options
Granted 2/11/2003(5)	$53,278	$0	$53,278	$0	$53,278

Other benefits
Healthcare benefits(6)	$0	$0	$0	$11,776	$11,776
Outplacement Services(7)	$0	$0	$0	$32,000	$32,000

TOTAL	$125,810	$72,532	$53,278	$533,455	$1,003,880
____________________

(1)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($289,100), (b) a pro-rata portion of his bonus for the year in which his employment terminates ($72,532), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target bonus ($128,047), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to the Named Officer’s employment agreement further described above in “Employment Agreements,” if the Named Officer is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive, (a) within 60 days after the event, two times his base salary ($578,200), (b) within 60 days after the event, two times his target bonus ($256,094), (c) a pro-rata portion of his bonus for the year in which his employment terminates ($72,532), payable at the time the performance bonuses are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up. As described in Footnote 6, the Named Officer’s stock option granted February 11, 2003, will vest upon a change in control.

(3)	The amounts reflected in this row do not include amounts reflected in the row for “Cash award under 2007 Bonus Plan.”

(4)	Represents the amount the Company is obligated to pay the Named Officer under the 2007 Management Bonus Plan based on individual and performance goals attained during 2007, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2007, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2007 (i.e., for purposes of this Table, 100% of the bonus, based on his employment for all of 2007), payable at the time the performance bonuses for 2007 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated bonus award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the value of unvested options to purchase 5,626 shares of the Company’s Common Stock for an exercise price of $25.23, granted February 11, 2003, that would become fully vested upon a termination due to death, disability or change in control (as defined in the Glossary with respect to the 2003 Stock Option Agreements). The value of the accelerated options is calculated on a per share basis as the excess of the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007 ($34.70 per share), over the per share exercise price of such options. In the case of a change in control, the Named Officer may elect to surrender the unvested option for cash in an amount per share underlying the option that equals the amount by which the option’s per-share exercise price is exceeded by the higher of (a) the highest per-share sales price reported on NASDAQ during the 60-day period prior to and including the date of the change in control or (b) the highest per-share price paid in connection with the change in control if it is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company. For purposes of this Table, it is assumed that such price is equal to the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2007.

(6)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $10,709; dental: $1,067).

(7)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under the Named Officer’s employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information related to the Company’s equity compensation plans as of December 31, 2007.

Equity Compensation Plan Information

Number of
Securities to be
	Issued Upon		Number of Securities
	Exercise of	Weighted-Average	Remaining Available for
	Outstanding	Exercise Price of	Future Issuance Under
	Options,	Outstanding	Equity Compensation Plans
	Warrants and	Options, Warrants	(Excluding Securities
Plan Category	Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	2,785,938 (1)	$36.64	5,116,585 (2)
Equity Compensation Plans Not Approved by Security Holders	243,200 (3)	$12.24	0
Total	3,029,138	$34.68	5,116,585
____________________

(1)	Consists of shares of the Company’s Common Stock issuable pursuant to outstanding options under the Company’s 1997 Stock Option Plan, 2006 Zebra Technologies Corporation Incentive Compensation Plan and 2002 Non-Employee Director Stock Option Plan.

(2)	Consists of the total number of authorized, but unissued, shares of the Company’s Common Stock that are available for issuance under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan (4,538,629 shares) and 2001 Stock Purchase Plan (577,956 shares).

(3)	Consists of shares of the Company’s Common Stock issuable pursuant to outstanding options under The WhereNet Corp. 1997 Stock Option Plan (as amended, the “WhereNet Plan”) and Amended and Restated Navis Holdings, LLC 2000 Option Plan (the “Navis Plan”). Shares available under the WhereNet Plan consist of 92,942 shares, with an average weighted exercise price of $2.36, that may be issued upon the exercise of stock options that were granted upon the conversion of awards previously granted under the WhereNet Plan with respect to securities of WhereNet Corp.; the awards were converted in connection with the Company’s acquisition by merger of WhereNet Corp. Shares available under the Navis Plan consist of 150,258 shares, with an average weighted exercise price of $18.35, that may be issued upon the exercise of stock options that were granted upon the conversion of awards previously granted under the Navis Plan with respect to securities of Navis Holdings, LLC; the awards were converted in connection with the Company’s acquisition by merger of Navis Holdings, LLC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Only independent directors served on the Compensation Committee during 2007. Dr. Potter is the Chair of the Compensation Committee, and Mr. Knowles is a member. Neither has ever been an officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1989, the Company entered into a lease agreement for its Vernon Hills, Illinois, facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation (“Unique”), a corporation owned by Messrs. Kaplan and Cless. The lease was subsequently amended to cover expansions of the facility and add real estate. The portion of the lease agreement under which the Company leased machinery, equipment, furniture, and fixtures expired in 2003. In August 2007, Unique sold the real estate to a third party not related to Zebra or Messrs. Kaplan or Cless, and the purchaser assumed the lease from Unique. The lease is treated as an operating lease and has a term ending on June 30, 2014.

     Base monthly rental payments were $194,702 during 2007, and continued at such rate through March 31, 2008, They increased to $199,486 on April 1, 2008 and will remain at that rate through June 30, 2009; and will increase to $229,409 from July 1, 2009 through June 30, 2014. Lease payments to Unique totaled $1,557,616 for 2007. Messrs. Cless and Kaplan, as 50% owners of Unique, each had an interest in $778,808 of the lease payments.

     The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain industrial revenue bonds. The industrial revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique’s obligation to such bank under its agreement relating to the Letter of Credit.

     The Company has historically invested in partnerships managed by Mesirow Advanced Strategies, Inc. (“MAS”), the hedge fund of funds division of Mesirow Financial Holdings, Inc., which has approximately $12.5 billion under management. Martin B. Kaplan, the chief executive officer of MAS, is the son of the Company’s co-founder, Chairman and Chief Executive Officer, Edward L. Kaplan. Martin B. Kaplan receives no direct compensation based on the Company’s investment through MAS. The investment arrangement was ratified by the Company’s Board of Directors in February 2007 pursuant to the Company’s policies and procedures regarding Related Party Transactions described below under “Related Party Transactions Policies and Procedures.”.

     As of December 31, 2007, the balance of the MAS-managed investments was approximately $10.9 million. The Company has decided to divest these investments and is in the process of doing so. Since making the divestment decision, the Company has divested the great majority of the investment and the value of the investment was less than $600,000 as of the date of this Proxy Statement. It expects to have divested all MAS-managed investments by the end of June 2008.

Related Party Transactions Policies and Procedures

     The Company has adopted written policies and procedures to identify, review and approve (or deny approval of) “Related Party Transactions.” A “Related Party Transaction” is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) (i) in which the Company (including any of its subsidiaries) was, is or will be a participant, (ii) in which any “Related Person” had, has or will have a direct or indirect interest, and (iii) that meets applicable de minimis thresholds. Related Party Transactions do not include the following:

1.	most transactions involving approved compensation of executive officers of the Company;

2.	transactions involving compensation of directors for service on the Board of Directors or committees thereof;

3.	transactions available to all employees of the Company generally or to all salaried employees of the Company generally; or

4.	transactions in which the interest of the Related Person arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis.

     For purposes of Related Party Transactions, a “Related Person” includes:

1.	any director or executive officer of the Company or nominee to become a director of the Company;

2.	any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such foregoing person; and

4.	any firm, corporation or entity in which any of the foregoing persons is a general partner or principal or in a similar position, or in which such person, together with all other Related Persons, have in the aggregate a 10% or greater beneficial ownership interest.

     Related Party Transactions in the following categories are treated as pre-approved:

1.	any transaction with another company in which a Related Person’s only relationship is as an employee (other than as an executive officer), director or beneficial owner of less than 5% of that company’s shares (i) if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues; (ii) the Related Person has no direct or indirect involvement in the Related Party Transaction; and (iii) the Related Person is not compensated for the transaction with the Company or its subsidiary; and

2.	Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than as an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000, or 2 percent of the charitable organization’s total annual receipts.

     The Company’s General Counsel and the Audit Committee (the “Committee”) administer the Company’s policies and procedures regarding Related Party Transactions. The Company’s General Counsel assesses whether proposed transactions are Related Party Transactions. If the General Counsel determines that a proposed transaction is a Related Party Transaction, then the appropriate party or parties further described below review the proposed transaction and either approve it or deny approval of it. In reviewing the proposed Related Party Transaction and making such determination, all of the relevant facts and circumstances available shall be considered, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence (if the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); the availability of other sources for comparable products or services; the Related Person’s interest in the transaction; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

     Depending on the dollar amount involved in a proposed Related Party Transaction, the review and determination of whether to approve or deny approval of the proposed Related Party Transaction is made by different parties.

     If a proposed Related Party Transaction involves less than $100,000, the General Counsel and the Chairman of the Committee (the “Chair”) and such other executive officers that either of them may deem appropriate, or the full Committee at the option of the Chair, shall determine whether to approve or deny approval of the proposed Related Party Transaction.

     If a proposed Related Party Transaction involves $100,000 or more, the proposed Related Party Transaction is submitted to the Committee for consideration at the next Committee meeting or, to the Chair in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting.

     If the General Counsel becomes aware of a Related Party Transaction that was not previously approved or previously ratified under the Company’s policies and procedures, the Related Party Transaction shall be submitted to the Committee or the Chair. If the Related Party Transaction is still ongoing, the Committee or Chair must evaluate all options, including ratification, amendment or termination of the Related Party Transaction. If the Related Party transaction is completed, the Committee or Chair shall evaluate the Related Party Transaction to determine if rescission of the Related Party Transaction and/or any disciplinary action is appropriate, and shall request the Chief Compliance Officer to evaluate the Company’s controls and procedures to ascertain the reason that the Related Party Transaction was not submitted for prior approval.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of Zebra’s Board of Directors is comprised of three directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Michael Smith, Chair, Christopher Knowles and Ross Manire.

     The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountants the independent accountants’ independence.

     The Audit Committee recommended that the Board of Directors include the audited financial statements of the Company in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. This recommendation was based on the Audit Committee’s discussion with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation described above.

Audit Committee
Michael Smith, Chair
Christopher Knowles
Ross Manire

Fees of Independent Auditors

     Ernst & Young LLP acted as the principal auditor for the Company during 2006 and 2007. The firm also provided certain audit-related, tax and permitted non-audit services. The Audit Committee’s policy is to approve or pre-approve all audit, audit-related, tax and permitted non-audit services performed for the Company by its independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission’s rules adopted thereunder. In 2006 and 2007, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2006 or 2007 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

     The Company paid Ernst & Young LLP the following fees for services provided for the years ended December 31, 2007 and 2006:

Fees	2007 (4)	2006 (4)
Audit Fees (1)	$940,000	$873,200
Audit-Related Fees (2)	64,500	42,000
Tax Fees (3)	445,900	129,700
All Other Fees	—	—
	$1,450,400	$1,044,900
____________________

(1)  Consists of fees for the audit of the Company’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Also includes fees for the 2006 and 2007 audits of internal controls over financial reporting as required by Section 404 of Sarbanes-Oxley.

(2)  Fees for the 2006 and 2007 audit of the Company’s employee benefit plan, and for 2007, fees associated with due diligence activities for the acquisition of proveo AG.

(3)  For tax advice and tax planning, including internal corporate structure advice, transfer pricing studies and miscellaneous consulting charges.

(4)  Fees and out-of-pocket expense reimbursement paid to Ernst & Young LLP for services provided for the years ended December 31, 2007, and December 31, 2006, respectively.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ending December 31, 2008.

     The Board desires to give stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors.

     The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.

OTHER MATTERS

Solicitation — The cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, Proxy Statements and other materials to their principals at the Company’s expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders — Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2009 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by the Secretary of the Company at the Company’s executive offices, which are located at 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, no later than December 24, 2008, which is 120 days before the anniversary date of the release of this Proxy Statement to stockholders. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company’s By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. The Company’s By-Laws provide that stockholders desiring to bring business before the 2009 Annual Meeting, including nomination of a person for election to the Company’s Board of Directors, must provide written notice to the Company’s Secretary at the Company’s executive offices no earlier than seventy-five days before, and no later than forty-five days before, the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the By-Laws.

Other Business — The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2007, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

Annual Report on Form 10-K — The Company will furnish without charge to any stockholder as of the record date a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

By Order of the Board of Directors

Noel Elfant
Secretary

APPENDIX A

GLOSSARY OF TERMS

Under the 2007 Annual Bonus Plan.

“Company Consolidated Income from Operations” means income from operations as reported in the Company’s management reports, adjusted to remove the impact of: (1) Changes in currency exchange rates (2007 operating profits will be recalculated using 2007 budgeted exchange rates for the GBP and EURO), (2) Stock option expenses, and (3) One-time, non-operating charges or expenses incurred that are not under the control of operations management, as ratified by the Compensation Committee.

“Direct Operating Profit” for the Specialty Printer Group (“SPG”) includes the Direct Operating Profit of SPG Americas, SPG EMEA (“Europe, Middle East and Africa”), SPG APAC (“Asia Pacific”), SPG Supplies and SPG Printer Operations. In determining such amount, the following definitions apply:

In general, “Direct Operating Profit” means Direct Operating Profit as reported in the Company’s management reports, adjusted to remove the impact of: (1) changes in currency exchange rates (2007 operating profits will be recalculated using 2007 budgeted exchange rates for the GBP (“Great Britain Pound”) and EURO), (2) stock option expenses, and (3) one-time, non-operating charges or expenses incurred that are not under the control of operations management, as ratified by the Compensation Committee.

Direct Operating Profit (SPG Americas) consists of SPG Americas Direct Operating Profit, excluding Printer Operations operating expenses, manufacturing variances and period costs.

Direct Operating Profit (SPG EMEA) consists of SPG EMEA Direct Operating Profit, excluding RFID (“Radio Frequency Identification”).

Direct Operating Profit (SPG APAC) consists of SPG APAC Direct Operating Profit, excluding RFID.

Direct Operating Profit (SPG Printer Operations) consists of SPG Direct Operating Profit, adjusted to eliminate: (i) Direct Operating Profit from Consolidated SPG Aftermarket Products and Services, (ii) All operating expenses, except for Printer Operations operating expenses, and (iii) Changes in currency exchange rates (2007 operating profits will be recalculated using 2007 budgeted exchange rates for the GBP and EURO).

Direct Operating Profit (SPG Aftermarket & Supplies) consists of SPG Americas Aftermarket & Supplies Direct Operating Profit.

Under the Form Employment Agreement.

As determined by the Board in its sole discretion, the Named Officer shall be deemed terminated for “Cause” if the Board terminates the Named Officer after the Named Officer:

(1)	shall have committed, been indicted of, or been convicted of, or admitted, plea bargained, entered a plea of no contest or nolo contendere to, any felony of any kind or a misdemeanor, or violated any laws, involving fraud, dishonesty or an act of moral turpitude;

(2)	shall have materially breached the Form Employment Agreement or any other agreement to which the Named Officer and the Company are parties;

(3)	shall have materially violated any written Company policy, regardless of whether within or outside the scope of his authority;

(4)	shall have committed willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior, or other conduct involving serious moral turpitude in the performance of his duties hereunder;

(5)	shall have failed or refused to materially comply (to the best of his ability) with a specific direction of the Company, unless the Named Officer reasonably and in good faith believes such specific direction to be unlawful (in which case the Company’s termination of the Named Officer’s employment shall not be for Cause under this provision); or

(6)	engages in any conduct which breaches his fiduciary duty to the Company, which materially injures the integrity, character or reputation of the Company or which impugns Named Officer's own integrity, character or reputation so as to cause Named Officer to be unfit to act in the capacity of an executive officer of the Company.

A termination of employment by the Company for Cause under subparagraphs (2), (3), (4), (5) or (6) shall be effectuated by the Board giving the Named Officer written notice of the termination within 30 days of the event constituting Cause, or such longer period as the parties may agree, setting forth in reasonable detail the specific conduct of the Named Officer that constitutes Cause, the specific provisions of the Form Employment Agreement on which the Company relies and, to the extent such Cause is susceptible to cure, providing the Named Officer with a 30 day cure period. If such Cause is susceptible to cure and the Named Officer fails to remedy the condition within such 30 day cure period, the Company may terminate the Named Officer’s employment within 30 days after the expiration of the cure period, and if the Company fails to so terminate the Named Officer’s employment, any subsequent termination based upon the same underlying facts shall not constitute a termination for Cause.

“Change in Control” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan; provided, however, a “Change in Control” under the Form Employment Agreement is not intended to be broader than the definition of a “Change in Control event” as defined by reference to the regulations under Section 409A of the Internal Revenue Code, and the severance payments payable under the Form Employment Agreement in the event of a Change in Control shall not be payable unless the applicable Change in Control constitutes a Change in Control event in accordance with Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder.

“Disability” means the Named Officer, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of 180 consecutive days; provided, however, that if the Named Officer, after being unable to perform substantially his required duties for a period of less than 180 consecutive days as a result of illness or incapacity returns to active duty for less than 30 days, the period of such active duty will be disregarded in determining whether the 180 consecutive day threshold has been accumulated (although it will not be accumulated as part of the 180 day period).

“Good Reason” means the occurrence of any one of the following:

(1)	demotion of the Named Officer by the Company to a non-executive officer position (including a material diminution in the status of the Named Officer’s responsibilities, authorities, powers or duties taken as a whole) or assignment to the Named Officer of any duties materially inconsistent with his position, status or responsibilities under this Agreement;

(2)	material breach of any provision of the Form Employment Agreement by the Company; or

(3)	decrease in the Named Officer’s base salary as in effect on the date of the Named Officer’s Form Employment Agreement in an amount equal to or greater than 10% (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company) (an “Applicable Decrease”), but only if the Named Officer terminates his employment with the Company as a result of an Applicable Decrease within 15 business days of the later of (i) the effective date of the Applicable Decrease, or (ii) the Named Officer’s actual knowledge of Applicable Decrease (“Applicable Decrease Date”). For clarification purposes, should the Named Officer fail to terminate his employment with the Company within 15 business days of the Applicable Decrease Date, such termination shall not constitute termination of employment by the Named Officer for Good Reason under this provision.

A termination of employment by the Named Officer for Good Reason under subparagraph (1) or (2) shall be effectuated by giving the Company written notice of the termination within 30 days of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of the Form Employment Agreement on which Named Officer relies and providing the Company with a 30 day period during which it may remedy the condition constituting Good Reason. If the Company fails to remedy the condition within such 30 day period, the Named Officer must terminate his employment within 30 days after the expiration of the cure period, and if the Named Officer fails to so terminate his employment, any subsequent termination based upon the same underlying facts shall not constitute a termination for Good Reason.

Under the Gustafsson Employment Agreement.

As determined by the Board in its sole discretion, Mr. Gustafsson shall be deemed terminated for “Cause” if the Board terminates him after he:

(1)	shall have committed, been indicted of, or been convicted of, or admitted, plea bargained, entered a plea of no contest or nolo contendere to, any felony of any kind or a misdemeanor, or violated any laws, involving fraud, dishonesty or an act of moral turpitude;

(2)	shall have materially breached the Gustafsson Employment Agreement or certain other agreements between Mr. Gustafsson and the Company;

(3)	shall have materially violated any written Company policy, regardless of whether within or outside the scope of his authority;

(4)	shall have committed willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior, or other conduct involving serious moral turpitude in the performance of his duties hereunder;

(5)	shall have failed or refused to materially comply (to the best of his ability) with a specific direction of the Board, unless Mr. Gustafsson reasonably and in good faith believes such specific direction to be unlawful (in which case the Company’s termination of Mr. Gustafsson’s employment shall not be for Cause under this provision); or

(6)	engages in any conduct which breaches his fiduciary duty to the Company, which materially injures the integrity, character or reputation of the Company or which impugns Mr. Gustafsson's own integrity, character or reputation so as to cause Mr. Gustafsson to be unfit to act in the capacity of CEO of the Company.

A termination of employment by the Company for Cause under subparagraphs (2), (3), (4), (5) or (6) shall be effectuated by the Board giving Mr. Gustafsson written notice of the termination within 30 days of the event constituting Cause, or such longer period as the parties may agree, setting forth in reasonable detail the specific conduct of Mr. Gustafsson that constitutes Cause, the specific provisions of the Gustafsson Employment Agreement on which the Company relies and, to the extent such Cause is susceptible to cure, providing Mr. Gustafsson with a 30 day cure period. If such Cause is susceptible to cure and Mr. Gustafsson fails to remedy the condition within such 30 day cure period, the Company may terminate Mr. Gustafsson’s employment within 30 days after the expiration of the cure period, and if the Company fails to so terminate Mr. Gustafsson’s employment, any subsequent termination based upon the identical underlying facts and circumstances shall not constitute a termination for Cause.

“Change in control” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan; provided, however, a “Change in control” under the Gustafsson Employment Agreement is not intended to be broader than the definition of a “Change in control event” as defined by reference to the regulations under Section 409A of the Internal Revenue Code, and the severance payments payable under the Gustafsson Employment Agreement in the event of a change in control shall not be payable unless the applicable change in control constitutes a change in control event in accordance with Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder.

“Disability” means Mr. Gustafsson, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of one hundred eighty (180) consecutive days; provided, however, that if Mr. Gustafsson, after being unable to perform substantially his required duties for a period of less than 180 consecutive days as a result of illness or incapacity returns to active duty for less than 30 days, the period of such active duty will be disregarded in determining whether the 180 consecutive day threshold has been accumulated (although it will not be accumulated as part of the 180 day period).

“Good Reason” means the occurrence of any one of the following:

(1)	demotion of Mr. Gustafsson by the Company to a lesser position (including a material diminution in the status of Mr. Gustafsson’s responsibilities, authorities, powers or duties taken as a whole) or assignment to Mr. Gustafsson of any duties materially inconsistent with his position, status or responsibilities under the Gustafsson Employment Agreement;

(2)	material breach of any provision of the Gustafsson Employment Agreement by the Company; or

(3)	decrease in Mr. Gustafsson’s base salary as in effect on the date of Mr. Gustafsson’s Employment Agreement (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company) (an “Applicable Decrease”), but only if Mr. Gustafsson terminates his employment with the Company as a result of an Applicable Decrease within fifteen (15) business days of the later of (i) the effective date of the Applicable Decrease, or (ii) Mr. Gustafsson’s actual knowledge of Applicable Decrease (“Applicable Decrease Date”). For clarification purposes, should Mr. Gustafsson fail to terminate his employment with the Company within fifteen (15) business days of the Applicable Decrease Date, such termination shall not constitute termination of employment by Mr. Gustafsson for Good Reason under this provision.

A termination of employment by Mr. Gustafsson for Good Reason under subparagraph (1) or (2) shall be effectuated by giving the Company written notice of the termination within 30 days of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of the Gustafsson Employment Agreement on which Mr. Gustafsson relies and providing the Company with a 30 day period during which it may remedy the condition constituting Good Reason. If the Company fails to remedy the condition within such 30 day period, Mr. Gustafsson must terminate his employment within 30 days after the expiration of the cure period, and if Mr. Gustafsson fails to so terminate his employment, any subsequent termination based upon the same underlying facts shall not constitute a termination for Good Reason.

Under Mr. Kaplan’s Consulting Agreement.

“Change in Control” means:

(1)	A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a Group (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however , that, if any one person, or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company;

(2)	A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one person, or more than one person acting as a Group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(3)	A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however , that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(a)	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(b)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(c)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(d)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (c) of this paragraph (3).

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Group” shall have the meaning ascribed to such term in Treas. Reg. Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

“Ownership,” for purposes of stock ownership under the definition of Change of Control, means stock ownership as determined under Section 409A of the Internal Revenue Code.

Under the 2003 Stock Option Agreements (pursuant to the 1997 Stock Option Plan).

A "Change in Control" shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, an employee benefit plan (or related trust) sponsored or maintained by the Company, or a "Permitted Transferee" (as "Permitted Transferee" is defined in the Company's Certificate of Incorporation)), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of stock representing more than the greater of (i) 25% of the combined voting power of the Company's then outstanding securities or (ii) the percentage of the combined voting power of the Company's then outstanding securities which equals (A) 10% plus (B) the percentage of the combined voting power of the Company's outstanding securities held by such corporation, person or entity on February 11, 1997; (b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

“Disability” means a mental or physical illness that entitles the Named Officer to receive benefits under the long-term disability plan of the Company or an affiliate of the Company, or if the Named Officer is not covered by such a plan or is not an employee of the Company or an affiliate of the Company, a mental or physical illness that renders the Named Officer totally and permanently incapable of performing the Named Officer’s duties for the Company or such affiliate. Notwithstanding the foregoing, a Disability shall not qualify if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Compensation Committee.

Under the 2007 Stock Option Award Agreements for Named Officers other than the CEO.

“Cause” means, as determined by the Company, in its sole discretion, termination of the Named Officer’s employment with the Company or any subsidiary of the Company because of:

(1)	the Named Officer’s material breach of the stock option agreement or of any other agreement to which the Named Officer and the Company are parties, as determined by the Compensation Committee in good faith; or

(2)	material violation of Company policy, regardless of whether within or outside of his or her authority; or

(3)	willful or intentional misconduct; gross negligence; or dishonest, fraudulent, or unethical behavior; or other conduct involving serious moral turpitude, by the Named Officer in the performance of his or her duties; or

(4)	dishonesty, theft or conviction of any crime or offense involving money or property of the Company or any of its subsidiaries; or

(5)	breach of any fiduciary duty owing to the Company or any subsidiary of the Company; or

(6)	unauthorized disclosure of confidential Information or unauthorized dissemination of Company materials; or

(7)	conduct that is, or could reasonably be expected to be, materially harmful to the Company or any of its subsidiaries or affiliates, as determined by the Compensation Committee in good faith.

“Change in control” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Disability” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Retirement” means the Named Officer’s voluntary termination of employment with the Company and/or any of its subsidiaries after attaining either (1) age 55 with 10 complete years of service or more with the Company and/or any of its subsidiaries; or (2) age 65.

Under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Change in control” means, unless the Compensation Committee provides otherwise in the award agreement, the occurrence of any of the following events:

(1)	Any “Person” (as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including a group as defined in Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person shall be deemed to have the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty five percent (35%) of the total voting power of the then outstanding voting equity securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that a Person shall not be deemed the “beneficial owner” of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange; provided, further, that a “change in control” shall not be deemed to occur as a result of (i) any acquisition of equity securities by the Company, (ii) any acquisition of equity securities directly from the Company (including through an underwriter or other financial intermediary), other than (x) an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, or (y) in connection with the acquisition by the Company or its affiliates of a business, or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(2)	Within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election (“Incumbent Directors”), cease to constitute a majority of the Board;

(3)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of sub-clauses (a), (b) and (c) of clause (4) of this definition of “change in control,” assuming for this purpose that such liquidation or dissolution was a Business Combination; or

(4)	Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Outstanding Company Voting Securities, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 35% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

“Disability” means, unless otherwise provided for in the award agreement or an employment, change of control or similar agreement in effect between the Named Officer and the Company or a subsidiary or the Company, (i) in the case of an employee, the employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or subsidiary which the employee participates, and (ii) in the case of a director or consultant, the inability of the director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Compensation Committee, based upon medical evidence.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

1. Election of Directors:

01-Anders Gustafsson 02-Andrew K. Ludwick	FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
	☐	☐	☐	2.	Proposal to ratify Ernst & Young LLP as Independent Auditors	☐	☐	☐	This Proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated Proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 22, 2008, and of the Proxy Statement for the Annual Meeting prior to the signing of this Proxy.

					The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "for" the nominees for director, "for" the proposal to ratify Ernst & Young LLP as independent auditors, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.
(Except nominee written above)
(Instructions: To withhold authority to vote for an indicated nominee, write the number of the nominee on the line above.)

Signature(s)	Date

NOTE: Please sign exactly as name appears above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.
Please sign, date and return this proxy card promptly using the enclosed envelope.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone vote authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/zbra Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call the toll-free number.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Please do not vote by more than one method. Your last vote received will be your official vote. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

ZEBRA TECHNOLOGIES CORPORATION
Revocable Proxy

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008, AND AT ANY ADJOURNMENT THEREOF.

     The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the “Company”), hereby appoints Anders Gustafsson and Noel Elfant as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois, on Thursday, May 22, 2008, at 10:30 a.m., Central Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on May 22, 2008.

The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2007, are available at: http://ww3.ics.adp.com/streetlink/ZBRA

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Address Change/Comments (Mark the corresponding box on the reverse side)

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